EXHIBIT 4(c)
               PAGE 1
                 ADM SAVINGS AND INVESTMENT PLAN


                            ARTICLE I


                             GENERAL

          SEC. 1.1 NAME OF PLAN. 1.1 Name of Plan. The name of the stock bonus plan set forth herein is the "ADM Savings and Investment Plan for Salaried Employees". It is sometimes herein referred to as the "Plan". Prior to April 19, 1984, the Plan was known as "Archer Daniels Midland Tax Reduction Act Stock Ownership Plan."

          SEC. 1.2 PURPOSE. 1.2 Purpose. The Plan has been established to provide eligible employees of the Participating Employers with a means to adopt a regular savings program, a supplement to their retirement income, and an ownership interest in the Company.

          SEC. 1.3  EFFECTIVE DATE. 1.3  Effective Date.  The
"Effective Date" of the Plan, the date as of which the Plan was established, is January 1, 1976.

          SEC. 1.4  COMPANY. 1.4  Company.  The "Company" is
Archer-Daniels-Midland Company, a Delaware corporation, and any Successor Employer thereof.

          SEC. 1.5  PARTICIPATING
EMPLOYERS. 1.5 PARTICIPATING EMPLOYERS. The Company is a Participating Employer in the Plan. With the consent of the Company, any other employer may also become a Participating Employer in the Plan effective as of the date specified by it in its adoption of the Plan. Any Successor Employer to a Participating Employer shall also be a Participating Employer in the Plan. The Participating Employers are listed in Schedule A (which is attached hereto and made a part hereof).

          SEC. 1.6  CONSTRUCTION AND APPLICABLE
LAW. 1.6 Construction and Applicable Law. The Plan is intended to meet the requirements for qualification under section 401(a) of the Code and the requirements applicable to qualified cash or deferred arrangements under section 401(k) of the Code. The Plan is also intended to meet the requirements for a tax credit employee stock ownership plan under section 409 of the Code. The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the Southern District of Illinois, except as otherwise provided in any trust agreement entered into with a Trustee.

          SEC. 1.7 BENEFITS DETERMINED UNDER PROVISIONS IN EFFECT AT TERMINATION OF EMPLOYMENT. 1.7 BENEFITS DETERMINED UNDER PROVISIONS IN EFFECT AT TERMINATION OF EMPLOYMENT. Except as may be specifically provided herein to the contrary, benefits under the Plan attributable to service prior to a Participant's Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect as of the date the
Termination of Employment occurred unless he or she becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof. However, the provisions of this document shall apply to any such Participant to the extent necessary to maintain the qualified status of the Plan under Code section 401(a) or to comply with the requirements of ERISA.

          SEC. 1.8 EFFECTIVE DATE OF DOCUMENTec. 1.8 Effective Date of Document. Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of January 1, 1987. However, any provision necessary to comply with a requirement of the Tax Reform Act of 1986, other federal legislation, or a Treasury regulation which requirement has an effective date later than 1987 shall not be effective until the date required by the applicable law or regulation unless a different effective date is specifically stated in this document. Notwithstanding the general effective date of this document, this document shall supersede any amendment of the Plan which was adopted prior to the date this document was adopted, but which was effective on or after the effective date of this document.

          SEC. 1.9 TRANSFERS TO AND FROM ADM SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES. 1.9 TRANSFERS TO AND
FROM ADM SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES. In any case where employees of a Participating Employer who are Participants in this Plan become eligible to participate in the ADM Savings and Investment Plan for Hourly Employees (the "Hourly Plan"), the Company may arrange for transfer of their Accounts under this Plan (other than a Tax Credit Account) to the comparable accounts under the Hourly Plan. Any amounts so transferred shall be held and distributed under the terms of the Hourly Plan. Tax Credit Accounts under this Plan shall not be transferred to the Hourly Plan. In any case where employees who participated in the Hourly Plan become eligible to participate in this Plan, the Company may arrange for transfer of their accounts under the Hourly Plan to the comparable Accounts under this Plan. Any amounts so transferred shall be held and distributed under the terms of this Plan.
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            PAGE 2
                           ARTICLE II


                    MISCELLANEOUS DEFINITIONS

          SEC. 2.1  ACCOUNTec. 2.1  Account.  "Account" means a
Participant's or Beneficiary's interest in the Fund of any of the types described in Sec. 7.1.

          SEC. 2.2  ACTIVE PARTICIPANTec. 2.2  Active
Participant. An employee is an "Active Participant" only while he or she is both a Participant and a Qualified Employee.

          SEC. 2.3 ADM STOCKec. 2.3 ADM Stock. "ADM Stock" means common stock of the Company.

          SEC. 2.4 AFFILIATEec. 2.4 Affiliate. "Affiliate" means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.

          SEC. 2.5  BEFORE TAX CONTRIBUTIONSec. 2.5  Before Tax
Contributions. "Before Tax Contributions" are amounts contributed by a Participating Employer under Sec. 5.1 at the direction of individual Participants.

          SEC. 2.6  BENEFICIARYec. 2.6  Beneficiary.
"Beneficiary" means the person or persons designated as such pursuant to the provisions of Article VIII.

          SEC. 2.7 BOARDec. 2.7 Board. The "Board" is the board of directors of the Company, and includes any executive committee thereof authorized to act for said board of directors.

          SEC. 2.8  CERTIFIED EARNINGSec. 2.8  Certified
Earnings. "Certified Earnings" of a Participant from a Participating Employer for a Plan Year means the amount determined by the Participating Employer and reported to the Company to be the total compensation paid to the Participant by the Participating Employer during such Plan Year for service as an Active Participant, subject to the following:

   (a)Bonuses shall not be included in Certified Earnings.
       However, lump sum payments made in lieu of pay increases shall be included in Certified Earnings.

   (b)Commissions shall be included in Certified Earnings when paid.

   (c)Sick pay or short term disability pay paid directly by a Participating Employer shall be included in Certified
       Earnings.

   (d)Certified Earnings include Before Tax Contributions to this Plan and any contributions made by salary reduction to any other plan which meets the requirements of Code sections 125 or 401(k), whether or not such contributions are actually excludable from the Participant's gross income for federal income tax purposes. Certified Earnings do not include Matching Contributions to this Plan.
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          PAGE 3

   (e)Allowances or reimbursements for expenses, severance
       pay, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, or other employee benefit plan, stock options, stock appreciation rights
       or cash   payments in lieu thereof, merchandise or
       service discounts, non-cash employee awards, benefits in the form of property or the use of property, earnings payable in a form other than cash, or other similar fringe benefits shall not be included in computing Certified Earnings, except as provided in subsections
       (c) and (d) or to the extent such amounts are required to be included in determining the employee's regular rate of pay under the Federal Fair Labor Standards Act for purposes of computing overtime pay thereunder.

   (f)For employees working outside the United States, Certified Earnings is limited to base compensation and does not include extra or added compensation due to the foreign assignment (such as relocation allowance, education allowance, or other reimbursements or allowances).

   (g)Effective for Plan Years commencing after 1988,
       Certified Earnings of a Participant for any Plan Year shall not exceed $200,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury, subject to the provisions of Sec. 2.12(b) in the case of certain Family Members. The dollar increase in effect on January 1 of any calendar year shall apply to Plan Years beginning in that calendar year. This subsection shall also apply for any Plan Year commencing prior to 1989 for which the Plan is a Top Heavy Plan. If a Plan Year is shorter than 12 months, the limit under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

          SEC. 2.9  CODEec. 2.9  Code.  "Code" means the
Internal Revenue Code of 1986 as from time to time amended.

          SEC. 2.10 COMMON CONTROLec. 2.10 Common Control. A trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under "Common Control" with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 414(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section. In applying the first sentence of this section for
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          PAGE 4
purposes of Article VI, the provisions of subsections (b) and
(c) of section 414 of the Code are deemed to be modified as provided in Code section 415(h).

          SEC. 2.11  ERISAec. 2.11  ERISA.  "ERISA" means the
Employee Retirement Income Security Act of 1974 as from time to time amended.

          SEC. 2.12 FAMILY MEMBEREC. 2.12 FAMILY MEMBER. "Family Member" means an individual described in Code section 414(q)(6) with respect to a Highly Compensated Employee who is a more than 5-percent owner or is among the 10 Highly Compensated Employees paid the greatest compensation. Family Members include the Highly Compensated Employee, his or her spouse and lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants. Legal adoptions shall be taken into account and treated as blood relations for purposes of determining lineal ascendants and descendants.

   (a)An individual who qualifies as a Family Member on any day of a Plan Year will be treated as a Family Member for the entire Plan Year.

   (b)For purposes of applying the dollar limit on Certified Earnings under Sec. 2.8(g) for any Plan Year commencing after 1988, any Participant who is the spouse of a Highly Compensated Employee who is a more than 5-percent owner or is among the 10 Highly Compensated Employees paid the greatest compensation and any of the lineal descendants of such a Highly Compensated Employee who have not attained age 19 before the end of the Plan Year shall not be treated as a separate Participant, and any Certified Earnings of the Family Member shall be treated as Certified Earnings of the Highly Compensated Employee. If the dollar limit is exceeded as a result of the preceding sentence, the limit shall be prorated among the affected individuals in proportion to each such individual's compensation determined prior to the application of the preceding sentence (except for purposes of determining the portion of compensation up to the integration level if the Plan provides for permitted disparity). The dollar limit shall be applied separately to any other Family Member.

          SEC. 2.13 FUNDec. 2.13 Fund. "Fund" means the aggregate of assets described in Sec. 11.1.

          SEC. 2.14 FUNDING AGENCYec. 2.14 Funding Agency. "Funding Agency" is a trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing all or a part of the Fund.

          SEC. 2.15  HIGHLY COMPENSATED EMPLOYEEec. 2.15  Highly
Compensated Employee.  "Highly Compensated Employee" for any
Plan Year means an individual described as such in Code section
414(q).

   (a)Unless otherwise provided in Code section 414(q), each employee who meets one of the following requirements is a "Highly Compensated Employee":
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          PAGE 5
       (1)The employee at any time during the current or prior Plan Year was a more than 5-percent owner as defined in Code section 414(q)(3).

       (2)The employee received Compensation from the employer in excess of $75,000 for the prior Plan Year.

       (3)The employee both received Compensation from the employer in excess of $50,000 for the prior Plan Year and was in the top 20 percent of employees of the employer who performed services for the employer in such prior Plan Year, when ranked on the basis of Compensation paid during the Plan Year. For purposes of determining the top 20 percent of employees under Code section 414(q)(8), any non-resident aliens who receive no earned income from the employer which constitutes income from sources within the United States shall be disregarded.

       (4)The employee was an officer of the employer receiving Compensation in excess of $45,000 for the prior Plan Year. However, no more than the lesser of (i) 50 employees or (ii) the greater of 3 employees or 10 percent of all employees of the employer shall be treated as officers for purposes of this paragraph. If for any Plan Year no officer meets the requirements of this paragraph (4), then the officer receiving the greatest Compensation in the prior Plan Year shall be treated as a Highly Compensated Employee.

       (5)The employee would meet the requirements of paragraph (2), (3), or (4) in the current Plan Year
           (but not in the prior Plan Year) and is among the 100 employees paid the greatest Compensation by the employer during the current Plan Year.

       (6)The individual is a former employee who had a separation year prior to the current Plan Year and such individual performed services for the employer and was a Highly Compensated Employee for either (i) such separation year, or (ii) any Plan Year ending on or after the individual's 55th birthday. A "separation year" is the Plan Year in which the individual separates from service with the employer. With respect to an individual who separated from service before January 1, 1987, the individual will be included as a Highly Compensated Employee only if the individual was a more than 5-percent owner or received Compensation in excess of $50,000 during
           (i) the employee's separation year (or the year preceding such separation year), or (ii) any year ending on or after such individual's 55th birthday (or the last year ending before such individual's 55th birthday).
5
          PAGE 6

       (7)Notwithstanding the foregoing, if the Participating Employers maintained significant business activities and employed employees in at least two significantly separate geographic areas at all times during the Plan Year and satisfied such other conditions as the Secretary may prescribe, the Company may elect to determine whether an employee is a Highly Compensated Employee for that year by substituting "$50,000" for "$75,000" in paragraph (2) and disregarding paragraph (3).

   (b)The dollar amounts specified in paragraphs (2), (3), (4) and (7) of subsection (a) shall be indexed for cost of living increases for each calendar year after 1987 as provided in the applicable Treasury regulations. For any Plan Year, the applicable dollar amount shall be the dollar amount in effect for the calendar year in which the Plan Year commences.

   (c)For purposes of this section, "employer" includes all Participating Employers and Affiliates, and "employee" includes Leased Employees.

   (d)For purposes of this section, "Compensation" means the amount defined as such under Sec. 6.1(f) plus the Before Tax Contributions to this Plan and any elective salary reduction contributions made by or on behalf of the employee to any other plan maintained by a Participating Employer or an Affiliate which are not includable in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B), or 403(b).

          SEC. 2.16 LEASED EMPLOYEEec. 2.16 Leased Employee. "Leased Employee" means any person defined as such by Code section 414(n). In general, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the "recipient") and who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient. For purposes of the requirements listed in Code section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, if Leased Employees constitute less than 20% of the Participating Employers' non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code section 414(n)(5) shall be disregarded. Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan.

          SEC. 2.17  MATCHING CONTRIBUTIONec. 2.17  Matching
Contribution.  A "Matching Contribution" is an amount
contributed by a Participating Employer under Sec. 5.2.
6
          PAGE 7

          SEC. 2.18 NAMED FIDUCIARYec. 2.18 Named Fiduciary. The Company is a "Named Fiduciary" for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. Other persons are also Named Fiduciaries under ERISA if so provided thereunder or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company, by action of the Board.

          SEC. 2.19  NON-HIGHLY COMPENSATED
EMPLOYEEec. 2.19  Non-Highly Compensated Employee.  "Non-Highly
Compensated Employee" means an employee of the Participating
Employers who is neither a Highly Compensated Employee nor a Family Member.

          SEC. 2.20  NORMAL RETIREMENT AGEec. 2.20  Normal
Retirement Age.  "Normal Retirement Age" is age 65.

          SEC. 2.21  PARTICIPANTec. 2.21  Participant.  A
"Participant" is an individual described as such in Article IV.

          SEC. 2.22  PLAN YEARec. 2.22  P1an Year.  A "Plan
Year" is the 12-consecutive-month period commencing on January 1.

          SEC. 2.23 PREDECESSOR EMPLOYERec. 2.23 Predecessor Employer. A "Predecessor Employer" is any corporation, partnership, firm, or individual, an integral portion of whose assets and business has been acquired by a Participating Employer or from whose employment an integral group or unit of employees has been transferred to employment by a Participating Employer, and which is designated as such in Schedule B to the Plan (which is attached hereto and made a part hereof). Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury. With respect to each such Predecessor Employer, all of its employees who become Participants hereunder shall be treated uniformly; the use of prior service with such employer shall not produce discrimination in favor of Highly Compensated Employees; and there shall be no duplication of benefits.

          SEC. 2.24 QUALIFIED EMPLOYEEec. 2.24 Qualified Employee. "Qualified Employee" means each employee of a Participating Employer who is compensated in whole or in part on a regular stated salary basis, a drawing account plus commission basis, or wholly on a commission basis, or who is employed in an office clerical position, subject to the following:

   (a)An employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

   (b)A nonresident alien within the meaning of Code section 7701(b)(1)(B) while not receiving earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee.
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          PAGE 8
   (c)Eligibility of employees in a collective bargaining unit to participate in the Plan is subject to negotiations with the representative of that unit. During any period that an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative, the employee shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

   (d)An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from a Termination of Employment, including a period in which the employee is receiving payments under a long term disability program sponsored by his or her Participating Employer, provided he or she is a Qualified Employee at the commencement of such period of absence.

   (e)An employee who is a Qualified Employee under the ADM Savings and Investment Plan for Hourly Employees, or who is compensated on a salary basis but is nevertheless classified by the Company as an "hourly" employee because the employee is a nonsupervisory employee serving on a barge, is not a Qualified Employee under this Plan.

          SEC. 2.25 SUCCESSOR EMPLOYERec. 2.25 Successor Employer. A "Successor Employer" is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company, by action of the Board or a duly authorized officer.

          SEC.2.26 TAX CREDIT CONTRIBUTIONec.2.26 Tax Credit Contribution. A "Tax Credit Contribution" is an amount contributed by a Participating Employer under the plan as in effect prior to January 1, 1983 or under Sec. 4.6 of the Plan as in effect prior to January 1, 1987. No Tax Credit Contributions are made with respect to Plan Years commencing after 1986.

          SEC. 2.27  TOP-HEAVY PLANec. 2.27  Top-Heavy Plan.
"Top-Heavy Plan" is defined in Sec. 14.2(a).

          SEC. 2.28 TRUSTEEec. 2.28 Trustee. The "Trustee" is a trustee or trustees appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing ADM Stock and all or any part of the other assets of the Fund.

          SEC. 2.29  VALUATION DATEec. 2.29  Valuation Date.
"Valuation Date" means the date on which the Fund and Accounts are valued as provided in Article VII. Each of the following is a Valuation Date:


   (a)  The last day of each quarter of a Plan Year.

   (b)Such other day, as designated by the Company in written notice to the Trustee, as the Company in its sole discretion may consider necessary or advisable to provide for the orderly and equitable administration of the Plan.
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            PAGE 9

                           ARTICLE III

                  SERVICE PROVISIONSRTICLE III

                       SERVICE PROVISIONS

          SEC. 3.1  EMPLOYMENT COMMENCEMENT
DATEec. 3.1 Employment Commencement Date. "Employment Commencement Date" means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer. The date on which an employee first performs an Hour of Service after a 1-Year Break in Service is also an "Employment Commencement Date".

          SEC. 3.2  TERMINATION OF
EMPLOYMENTec. 3.2 Termination of Employment. The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer, Affiliate, or Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers. If the employer-employee relationship is terminated because of the entry of an employee into the armed forces of the United States and if the employee subsequently returns to employment with a Participating Employer or an Affiliate under circumstances such that he or she has reemployment rights under the provisions of any applicable federal law, for all purposes of the Plan and only for such purposes the employee shall be deemed to have been on authorized leave of absence during the period of military service. Notwithstanding the foregoing, a Termination of Employment shall be deemed not to have occurred for purposes of entitling a Participant to distributions from his or her Before Tax Account or Matching Account if the Participant has not incurred a "separation from service" or "disability" as defined in applicable regulations, except as provided in Sec. 10.11.

          SEC. 3.3 HOURS OF SERVICEec. 3.3 Hours of Service. "Hours of Service" are determined according to the following subsections with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees determined by the Company to be similarly situated for compensation, payroll, and recordkeeping purposes.

   (a)Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers. However, no Hours of Service shall be credited with a Participating Employer or an Affiliate prior to the earliest date said entity is under Common Control with an entity which is then a Participating Employer.
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          PAGE 10

   (b)For any portion of a computation period during which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:

       (1)Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his or her employer during the applicable computation period is an Hour of Service.

       (2)Each hour for which the employee is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

       (3)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

       (4)Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

       (5)The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

   (c)For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which he or she would otherwise be credited with at least one Hour of Service under subsection (b).

   (d)Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

   (e)In no event shall duplicate credit as an Hour of Service be given for the same hour.

   (f)This subsection shall apply to an individual who has service as (i) either a common law employee or a Leased Employee of (ii) either a Participating Employer or Affiliate. For purposes of determining Hours of Service, such an individual shall be considered an employee of the Participating Employer or Affiliate during any period he or she would have been a Leased Employee of such Participating Employer or Affiliate but for the requirement that he or she must have performed services for such Participating Employer or Affiliate on a substantially full-time basis for a period of at least one year. If this Plan is a multiple employer plan as defined in section 2530.210 of the Department of Labor Regulations, service as a leased individual with more than one legal entity shall be aggregated only in accordance with the rules set forth in said section.

          SEC. 3.4  ELIGIBILITY COMPUTATION
PERIODec. 3.4 Eligibility Computation Period. An employee's first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date. The second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period. Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a 1-Year Break In Service is an Eligibility Computation Period. If subsequent to a 1-Year Break In Service the employee has another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were the employee's first Employment Commencement Date.

          SEC. 3.5  YEAR OF ELIGIBILITY SERVICEec. 3.5  Year of
Eligibility Service.  A "Year of Eligibility Service" is an
Eligibility Computation Period in which an employee has at least
1000 Hours of Service, subject to the following:

        (a)In the case of any employee who was employed on the acquisition date at a plant or location acquired prior to January 1, 1984 by a Participating Employer or an Affiliate, his Years of Eligibility Service shall include the period of his uninterrupted service from (i) his most recent seniority date prior to the acquisition date until
            (ii) the acquisition date.

       (b) Notwithstanding the foregoing, with respect to each former employee of the A. E. Staley Manufacturing Co. ("Staley"), who both (i) became an employee of a Participating Employer due to Staley's sale of certain soybean operations in January, 1985 and
            (ii) first performed an Hour of Service with a Participating Employer on or after January 12, 1985 and before April 1, 1985, years of service with Staley shall count as Years of Eligibility Service.
10
          PAGE 11
        (c)Notwithstanding the foregoing, for each former employee of the Procter & Gamble Company ("P & G") cottonseed plants at Levelland, Ft. Worth, and Stamford, Texas who became an employee of a Participating Employer as a result of the Company's acquisition of said plants, years of service with P & G shall count as Years of Eligibility Service under this Plan effective as of July 1, 1991. Service with P & G shall be measured based on the elapsed time from the employee's most recent date of hire by P & G.

          SEC. 3.6 1-YEAR BREAK IN SERVICEec. 3.6 1-Year Break In Service. "1-Year Break In Service" means a Plan Year in which the employee has 500 or fewer Hours of Service. The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.

        (a)Notwithstanding the provisions of Sec. 3.3, for purposes of determining whether a 1-Year Break In Service has occurred with respect to a Plan Year beginning after 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

        (b)For purposes of subsection (a), an absence from
            work for maternity or paternity reasons means an absence that started during a Plan Year beginning after 1984 (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
            (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.
11
          PAGE 12
                           ARTICLE IV

                   PLAN PARTICIPATIONRTICLE IV

                       PLAN PARTICIPATION

          SEC. 4.1 ENTRY DATEec. 4.1 Entry Date. "Entry Date" means January 1 and July 1 of each Plan Year.

          SEC. 4.2  ELIGIBILITY FOR
PARTICIPATIONec. 4.2  Eligibility for Participation.
Eligibility to participate in the Plan shall be determined as follows:

   (a)An employee of a Participating Employer shall become a Participant in the Plan on the earliest Entry Date (on or after the date the Plan becomes effective with respect to his or her Participating Employer) on which both of the following requirements are met:

       (1)  The employee is a Qualified Employee.

       (2)The employee has completed three Years of Eligibility Service during an Eligibility
           Computation Period that ended prior to the Entry
           Date.  However, effective January 1, 1989, "one
           Year" shall be substituted for "three Years" in the preceding sentence.

   (b)If a former Participant is reemployed and meets the requirements of subsection (a) on the date of rehire, the employee will become a Participant again on that date.

   (c)If a former employee who was not previously a Participant is reemployed as a Qualified Employee, if the employee meets the requirements of subsection (a) on the date of rehire, and if the employee would have met the requirements of subsection (a) on the immediately preceding Entry Date if he or she had been a Qualified Employee on that Entry Date, the employee shall become a Participant on the date of rehire.

   (d)If an employee of a Participating Employer or an Affiliate who is neither a Participant nor a Qualified Employee is transferred to a position in which he or she is a Qualified Employee, and if the employee would have met the eligibility requirements of subsection (a) on the Entry Date preceding the transfer had he or she been a Qualified Employee on that Entry Date, the employee shall become a Participant on the date of transfer.

   (e)If an employee has a 1-Year Break In Service before completing three Years of Eligibility Service, and the 1-Year Break In Service is completed prior to January 1, 1989, no service before such 1-Year Break In Service shall be recognized for purposes of this section. In addition, if a nonvested employee has a 1-Year Break In Service, Years of Eligibility Service prior to such break shall not be recognized for purposes of this section if the number of the employee's consecutive 1-Year Breaks In Service equals or exceeds the greater of (i) five or (ii) the aggregate number of Years of Eligibility Service before the break, subject to the following:
12
          PAGE 13
       (1)If any Years of Eligibility Service are not required to be taken into account by reason of a break-in-service period to which this subsection applies, such Years of Eligibility Service shall not be taken into account in applying this subsection to a subsequent break-in-service period.

       (2)For purposes of this subsection, a "nonvested employee" is an individual who has no vested right to an accrued benefit under the Plan derived from employer contributions (including Before Tax Contributions).

          SEC. 4.3 DURATION OF PARTICIPATIONec. 4.3 Duration of Participation. A Participant shall continue to be such until the later of:

   (a)  The Participant's Termination of Employment.

   (b)The date all benefits, if any, to which the Participant is entitled hereunder have been distributed from the Fund.

          SEC. 4.4 ELIGIBILITY AND PARTICIPATION OF U.S. CITIZENS EMPLOYED BY FOREIGN SUBSIDIARIESec. 4.4 Eligibility and Participation of U.S. Citizens Employed by Foreign Subsidiaries. Notwithstanding anything in the Plan to the contrary, for 1986 or any subsequent Plan Year, a United States citizen employed by an eligible foreign subsidiary of a Participating Employer shall be treated for all purposes of the Plan as an employee of the Participating Employer for the period of his employment with the eligible foreign subsidiary, and with respect to his compensation from the eligible foreign subsidiary. Such an employee's eligibility to participate or receive a benefit, and the amount of any such benefit, shall be determined in accordance with the preceding sentence. However, this section shall not be applicable with respect to any employee of an eligible foreign subsidiary for whom contributions under a funded plan of deferred compensation are provided by any person other than the Participating Employer with respect to remuneration paid to the employee by the foreign subsidiary. For purposes of this section, a corporation is an "eligible foreign subsidiary" of a Participating Employer if and only if the following requirements are met:

       (a)The corporation is organized outside of the United
           States, its territories, or the District of Columbia.

       (b)Not less than 20% of the corporation's voting stock is owned by the Participating Employer; or more than 50% of its voting stock is owned by a corporation described in (a) not less than 20% of the voting stock of which is owned by the Participating Employer.

       (c)The Participating Employer has entered into an agreement under Code Section 3121(1) which applies to the corporation.

          SEC. 4.5 NO GUARANTEE OF EMPLOYMENTec. 4.5 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the Participating Employers. Such participation shall in no way interfere with any rights the Participating Employers would have in the absence of such participation to determine the duration of an employee's employment.
13
          PAGE 14

                            ARTICLE V

                      CONTRIBUTIONSRTICLE V

                          CONTRIBUTIONS

          SEC. 5.1  BEFORE TAX CONTRIBUTIONSec. 5.1  Before Tax
Contributions. Each Active Participant may elect to have his or her Participating Employer make Before Tax Contributions on his or her behalf, subject to the following:

   (a)The Participant may elect to have his or her current earnings reduced by any whole percent the Participant may designate, but not less than two percent of Certified Earnings and not exceeding six percent of Certified Earnings. This election may only be made pursuant to a written salary reduction agreement. The agreement shall be in such form and executed subject to such rules as the Company may prescribe. Each election shall apply only to earnings which become payable after the election is filed with the Company. Each election shall continue in effect until a new election is filed pursuant to this section.

   (b)Each Participating Employer will make a Before Tax
       Contribution with respect to each Participant in its employ who elects to have earnings for that period reduced pursuant to this section. The amount of the contribution, to be made in the manner described in Sec. 5.3, will be equal to the amount by which the Participant's earnings were reduced.

   (c)The salary reduction agreement may be effective as of the date on which the employee becomes a Participant or any following January 1 or July 1; provided that the employee has filed the agreement with the Company at least 15 days prior to the effective date. If an employee who becomes a Participant pursuant to Sec. 4.2(d) was an Active Participant under the ADM Savings and Investment Plan for Hourly Employees (the "Hourly Plan") immediately before becoming a Participant in this Plan, the Participant shall be deemed to have made a salary reduction agreement for purposes of this Plan identical to the agreement in effect for purposes of the Hourly Plan, unless the participant enters into a new agreement pursuant to this subsection. Notwithstanding the foregoing, an employee who becomes a Participant pursuant to Sec. 4.2(a), (b), (c), or (d) may file a salary reduction agreement with the Company during the 15-day period following the date he or she becomes a Participant, which shall be effective as of the first day of the pay period following the date the agreement is filed.

   (d)An Active Participant may amend his or her salary reduction agreement to increase or decrease the contribution rate effective as of any January 1 or July 1 by filing an approved amendment form with the Company at least 15 days prior to the effective date.

   (e)An Active Participant may discontinue making Before Tax Contributions at any time by filing a written election with the Company. That election shall be effective as soon as
   14
          PAGE 15
      administratively feasible after it is filed with the Company. The Participant may thereafter resume Before Tax Contributions as of any January 1 or July 1 which is at least six months after the date contributions were discontinued, by filing a new salary reduction agreement at least 15 days prior to the effective date.

   (f)All Before Tax Contributions by a Participant shall cease when the Participant ceases to be a Qualified
       Employee.

   (g)Effective January 1, 1987, Before Tax Contributions by a Participant for any calendar year may not exceed $7,000, and shall cease at the point that limit is reached during the year. The $7,000 limit in the previous sentence shall be adjusted after 1987 for any cost of living increases provided for any calendar year in accordance with regulations issued by the Secretary of the Treasury.

   (h)Notwithstanding the foregoing provisions, effective for Plan Years commencing after 1988, if the Participant has received a hardship distribution from this Plan in accordance with Sec. 9.3(a) or from any other plan maintained by a Participating Employer or an Affiliate, no Before Tax Contributions shall be made to this Plan on behalf of such Participant for 12 months following the date on which the hardship distribution was made. Furthermore, the limit under subsection (g) for the calendar year following the year in which the hardship withdrawal is made shall be reduced by the amount of Before Tax Contributions (and any elective contributions to any other plan maintained by the employer) for the calendar year in which the hardship withdrawal was made.

   (i)If a Participant's Before Tax Contributions are suspended under subsection (h), the Participant may elect to recommence Before Tax Contributions effective as of any January 1 or July 1 following the end of the 12-month suspension period by filing a new election form with the Company at least 15 days prior to the effective date.

          SEC. 5.2  MATCHING CONTRIBUTIONSec. 5.2  Matching
Contributions.  The Participating Employers will match each
Participant's Before Tax Contributions in accordance with the following:

   (a)For Plan Years prior to 1991, the Participating
       Employers shall make a Matching Contribution for each month equal to 50% of the Participant's Before Tax
       Contributions for the month that do not exceed 6% of the Participant's Certified Earnings for that month.

(b)For Plan Years after 1990, the Participating Employers shall make a Matching Contribution for each month determined from the following schedule based on the Participant's Before Tax
   Contributions for that month:
15
          PAGE 16

                    I.                                 II.

        For Before Tax Contributions            The Matching
   Contribution will
        representing the following              be the
   following percent of
        percentages of the Participant's        the
   Participant's Before Tax
        Certified Earnings for the month        Contribution in
   this Bracket
              The first  2%               100%
              The next  4%                 50%
              Above     6%                        None

   (c) No Matching Contribution will be made with respect to any amount by which the Participant's Before Tax Contribution must be reduced pursuant to Sec. 5.4, Sec. 5.5 or Sec. 5.7. Any such Matching Contributions which are made before the amount of the reduction is determined shall be forfeited and shall be applied as a credit against future contributions from the Participating Employers.

          SEC. 5.3 BEFORE TAX AND MATCHING CONTRIBUTIONS MADE AS ADM STOCKec. 5.3 Before Tax and Matching Contributions Made as ADM Stock. Before Tax Contributions elected by a Participant and the related Matching Contributions shall be contributed by the Participating Employer to the Fund in the form of ADM Stock pursuant to the following provisions:

   (a)     The aggregate dollar amount of Before Tax
       Contributions and Matching Contributions for all Participants for a particular month will be divided by the average closing price of a share of ADM Stock on the New York Stock Exchange during all of the trading days in that month.

   (b) The number of shares determined under subsection (a) for a particular month shall be contributed by the Participant's Participating Employer to the Trustee promptly after the close of that month. The shares will be credited to the Participants' Before Tax Accounts and Matching Accounts as of the Valuation Date at the end of the quarter in which the month occurred in the proportion that each such Participant's Before Tax Contributions or Matching Contributions bears to the total such contributions for all Participants for that quarter.

   (c) However, the Company may in its sole discretion reduce the Before Tax Contributions or postpone the contribution or allocation of shares to Accounts if the Company deems the reduction or postponement advisable to facilitate compliance with the requirements of Sections
       5.4 through 5.7. If Before Tax Contributions are reduced or postponed, Matching Contributions with respect thereto shall also be reduced or postponed.

          SEC. 5.4  ADJUSTMENT OF CONTRIBUTIONS REQUIRED BY CODE
SECTION 401(K)ec. 5.4 Adjustment of Contributions Required by Code Section 401(k). If necessary to satisfy the requirements of Code section 401(k), Before Tax Contributions shall be adjusted in accordance with the following:
16
          PAGE 17
   (a)Each Plan Year, the "deferral percentage" will be calculated for each Active Participant. Each Participant's deferral percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2), subject to the family aggregation rules in subsection (g):

       (1) The total Before Tax Contributions (including Excess Deferrals of Highly Compensated Employees distributed under Sec. 5.5 but excluding Excess Deferrals of Non-Highly Compensated Employees that arise solely from contributions made under plans of the Participating Employers or Affiliates), if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Matching Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the provisions of Treasury Regulation 1.401(k)-1(b) are satisfied.

       (2) The Participant's Compensation with respect to the Plan Year. For purposes of this section, a Participant's "Compensation" for the Plan Year means compensation determined according to a definition selected by the Company for that year which satisfies the requirements of Code section 414(s). The same definition of Compensation shall be used for all Participants for a particular Plan Year, but different definitions may be used for different Plan Years. In all events, Compensation includes the Before Tax Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan which meets the requirements of Code sections 125, 401(k), 402(h)(1)(B), or 403(b). For
           Plan Years commencing after 1988, Compensation shall be subject to the limit provided under Sec. 2.8(g).

   (b) Each Plan Year, the average deferral percentage for Active Participants who are Highly Compensated Employees and the average deferral percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. In each case, the average is the average of the percentages calculated under subsection
       (a) for each of the employees in the particular group. Effective for Plan Years commencing after 1988, the deferral percentage for each Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.

   (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

       (1) The average deferral percentage for Participants who
           are Highly Compensated Employees is not more than
           1.25 times the average deferral percentage for
           Participants who are Non-Highly Compensated
           Employees.
17
         PAGE 18

       (2)The excess of the average deferral percentage for Participants who are Highly Compensated Employees over the average deferral percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for such Highly Compensated Employees is not more than 2 times the average deferral percentage for such Non-Highly Compensated Employees.

   (d) If neither of the requirements of subsection (c) is satisfied, then the Before Tax Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the highest percent of Compensation and taking into account the family aggregation rules under subsection
       (g)(2), if applicable, to the extent necessary to meet the requirements of subsection (c)(1) or (c)(2), whichever is met first.

   (e) At any time during the Plan Year, the Company may make an estimate of the amount of Before Tax Contributions by Highly Compensated Employees that will be permitted under this section for the year and may reduce the percent specified in Sec. 5.1(a) for such Participants to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (c).

   (f)     If Before Tax Contributions with respect to a Highly
       Compensated Employee are reduced pursuant to subsection
       (d), the Excess Before Tax Contributions shall be distributed, subject to the following:

       (1) For purposes of this subsection, "Excess Before tax
           Contributions" mean the amount by which Before Tax
           Contributions for Highly Compensated Employees have been reduced under subsection (d).

       (2) Excess Before Tax Contributions (adjusted for income or losses allocable thereto as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

       (3)Income or losses allocable to Excess Salary
           Reduction Contributions which were contributed for Plan Years beginning before 1988 shall be determined based on a reasonable method as determined by the Company. Income or losses allocable to Excess Before Tax Contributions which were contributed for Plan Years beginning after 1987 shall be equal to the amount of income or loss allocable to such excess amount for the Plan
18
           PAGE 19

          Year pursuant to Sec. 7.2 and Sec. 7.3; provided, however, that for Plan Years beginning prior to 1992, such income or loss may be determined under any alternative method selected by the Company for that Plan Year which is permitted under applicable Treasury regulations.

       (4) The amount of Excess Before Tax Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 5.5 for the calendar year ending with or within the Plan Year.

   (g) If a Highly Compensated Employee is subject to the family aggregation rules of Code section 414(q)(6) because such individual is a more than 5-percent owner or is among the 10 highest paid Highly Compensated Employees, the following rules shall apply:

       (1) For purposes of determining the deferral percentage of the Highly Compensated Employee and Family
           Members under subsection (a), one combined deferral percentage shall apply to the family group (which is treated as one Highly Compensated Employee).

           (A)The combined deferral percentage shall be determined by combining the contributions and Compensation for all of the eligible Family
               Members.

           (B)All Family Members included in the family group shall be disregarded in determining the average deferral percentage for Participants who are Non-Highly Compensated Employees. If an employee is required to be aggregated as a member of more than one family group, all eligible employees who are members of those family groups that include that employee shall be treated as one family group under this subsection (g).

       (2) If subsection (d) requires the reduction of contributions on behalf of a Highly Compensated Employee who is subject to the family aggregation rules set forth in paragraph (1) of this subsection, the Excess Before Tax Contributions shall be allocated among the Family Members in proportion to the dollar amount of Before Tax Contributions (and amounts treated as Before Tax Contributions under subsection (a)(1) of this section) made by each Family Member who was included in the combined deferral percentage.

   (h) The deferral percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more plans with cash or deferred arrangements
19
          PAGE 20
      described in Code section 401(k) to which any Participating Employer or Affiliate contributes, shall be determined as if all employer contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(k). For Plan Years commencing after 1988, this subsection shall be applied by treating all cash or deferred arrangements with Plan Years ending within the same calendar year as a single arrangement.

   (i) If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

   (j) If the entire Account balance of a Highly Compensated Employee has been distributed during the Plan Year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under subsection (f) of this section, Sec. 5.5 or Sec. 5.6(f).

   (k) A corrective distribution of excess contributions under subsection (f) of this section, Excess Aggregate Contributions under Sec. 5.6(f), or Excess Deferrals under Sec. 5.5 may be made without regard to any notice or Participant or spousal consent required under Article VIII or X.

   (l) In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under subsection (f) of this section or Sec. 5.6(f) shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

   (m) For Plan Years beginning prior to 1992, the Plan may be restructured into component plans pursuant to Treasury Regulations 1.401(k)-1(h)(3)(iii) and
        1.401(m)-1(g)(5)(ii) for purposes of applying the requirements of this section and Sec. 5.6. This subsection (m) shall not apply to Plan Years beginning in 1992 or later.

          SEC. 5.5  DISTRIBUTION OF EXCESS
DEFERRALSec. 5.5 Distribution of Excess Deferrals. Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and income or losses allocable thereto shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

       (a)For purposes of this section, "Excess Deferrals" means the amount of Before Tax Contributions for a calendar year that the Participant claims pursuant to the procedure set forth in
20
          PAGE 21
           subsection (b) because the total amount deferred for the calendar year exceeds $7,000 for 1987 (indexed for inflation for subsequent calendar years) or such other limit imposed on the Participant for that year under Code section 402(g).

       (b) The Participant's written claim, specifying the amount of the Participant's Excess Deferral for any calendar year, shall be submitted to the Company no later than the March 1 following such calendar year. The claim shall include the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred. A Participant shall be deemed to have submitted such a claim to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by a Participating Employer or an Affiliate.

       (c) Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for Excess Before Tax
           Contributions under Sec. 5.4(f)(3).

       (d) The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this section shall be reduced, in accordance with applicable regulations, by the amount of Excess Before Tax Contributions and income allocable thereto previously distributed to the Participant pursuant to Sec. 5.4 for the Plan Year beginning with or within such calendar year, and by the amount of any deferrals properly distributed as excess annual additions under Sec. 6.1.

          SEC. 5.6  ADJUSTMENT OF CONTRIBUTIONS REQUIRED BY CODE
SECTION 401(M)ec. 5.6 Adjustment of Contributions Required by Code Section 401(m). After the provisions of Sec. 5.4 and
Sec. 5.5 have been satisfied, the requirements set forth in this section must also be met. If necessary to satisfy the requirements of Code section 401(m), Matching Contributions shall be adjusted in accordance with the following:

     (a) Each Plan Year, the "contribution percentage" will be calculated for each Active Participant. Each Participant's contribution percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2), subject to the family aggregation rules in subsection (g).

       (1) The total Matching Contributions under Sec. 5.2 (other than amounts included under Sec. 5.4(a)(1)), if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Before Tax Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the
21
          PAGE 22
           requirements of Treasury Regulation 1.401(m)-1(b) are satisfied and provided that the requirements of Sec. 5.4 are met before such contributions are used under this section and continue to be met after the exclusion for purposes of Sec. 5.4 of those contributions that are used to satisfy the requirements of this section. However, any Matching Contributions that are forfeited because the contributions to which they relate are Excess Before Tax Contributions under Sec. 5.4 or Excess Deferrals under Sec. 5.5 shall be disregarded.

       (2) The Participant's Compensation with respect to the Plan Year. For purposes of this section, "Compensation" has the same meaning as provided in Sec. 5.4(a)(2).

   (b)Each Plan Year, the average contribution percentage of Active Participants who are Highly Compensated Employees and the average contribution percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. In each case, the average is the average of the percentages calculated under subsection
       (a) for each of the employees in the particular group. Effective for each Plan Year commencing after 1988, the contribution percentage for each Participant and the average contribution percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.

   (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

           (1)The average contribution percentage for
               Participants who are Highly Compensated Employees is not more than 1.25 times the average contribution percentage for Participants who are Non-Highly Compensated Employees.

           (2)The excess of the average contribution percentage for Participants who are Highly Compensated Employees over the average contribution percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average contribution percentage for such Highly Compensated Employees is not more than 2 times the average contribution percentage for such Non-Highly Compensated Employees.

     (d) If neither of the requirements of subsection (c) is satisfied, then the Matching Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the highest percentage of Compensation, to the extent necessary to meet the requirements of subsection (c)(1) or (c)(2), whichever is met first.
22
          PAGE 23
    (e) At any time during the Plan Year, the Company may make an estimate of the amount of Matching Contributions on behalf of Highly Compensated Employees that will be permitted under this section the year.
        If the Company determines in its sole discretion
           that reductions are necessary to assure that at least one of the requirements in subsection (c) are satisfied, the Company may take written action amending Sec. 5.2 to reduce or eliminate Matching Contributions for Highly Compensated Employees with respect to Certified Earnings to be paid from the date such action is adopted to the end of the Plan Year.

   (f)     If contributions with respect to a Highly
       Compensated Employee are reduced pursuant to subsection
       (d), the Excess Aggregate Contributions shall be treated as follows:

       (1) For purposes of this subsection, "Excess Aggregate
           Contributions" mean the amount by which Matching
           Contributions must be reduced under subsection (d).

       (2) Excess Matching Contributions (adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

       (3) Income or losses allocable to Excess Aggregate
           Contributions shall be determined in the same manner specified for Excess Before Tax Contributions under
           Sec. 5.4(f)(3).

   (g) For purposes of subsection (a), the contribution percentage of a Highly Compensated Employee who is a more than 5-percent owner or who is among the 10 highest paid Highly Compensated Employees and any Family Members of such a person shall be determined in the same manner specified for determining the deferral percentage under Sec. 5.4(g)(1). If subsection (d) requires reduction of the contributions by or on behalf of a Highly Compensated Participant who is subject to family aggregation, reductions of contributions for that family group shall be determined in the same manner specified for reducing Before Tax Contributions under Sec. 5.4(g)(2).

   (h) The contribution percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to make nondeductible employee contributions or to receive matching contributions under two or more plans described in Code section 401(a) that are maintained by the Participating Employers or any Affiliate, shall be determined as if all such contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(m).
23
          PAGE 24
       (i)If two or more plans maintained by the Participating Employers or Affiliates are treated as one plan for purposes of satisfying the eligibility requirements of Code section 410(b), those plans must be treated as one plan for purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

   (j) Notwithstanding the foregoing, for Plan Years commencing after 1988, if neither subparagraph (c)(1) of this section nor Sec. 5.4(c)(1) was satisfied, the requirements set forth in Sec. 5.7 must also be satisfied.

          SEC. 5.7  MULTIPLE USE OF THE ALTERNATIVE
LIMITATIONSec. 5.7  Multiple Use of the Alternative Limitations.
Effective for Plan Years commencing after 1988, if neither
Sec. 5.4(c)(1) nor Sec. 5.6(c)(1) was satisfied, the following additional requirements must also be satisfied:

       (a) The sum of the following two amounts must not exceed the greater of the limit determined under subsection
           (b) or the limit determined under subsection (c):

       (1) The average deferral percentage for Highly
           Compensated Employees (determined under Sec. 5.4(b) following any adjustments required by Sec. 5.4).

       (2) The average contribution percentage for Highly
           Compensated Employees (determined under Sec. 5.6(b) following any adjustments required by Sec. 5.6).

       (b) The limit under this subsection is the sum of the following amounts:

            (1) 1.25 multiplied by the greater of:

           (A)The average deferral percentage for Non-Highly
               Compensated Employees (determined under
               Sec. 5.4(b) following any adjustments required by Sec. 5.4), or

           (B)The average contribution percentage for
               Non-Highly Compensated Employees (determined under Sec. 5.6(b) following any adjustments required by Sec. 5.6).
               (2)  Two percentage points plus the lesser of:

           (A)The average deferral percentage for Non-Highly
               Compensated Employees, or

           (B)The average contribution percentage for
               Non-Highly Compensated Employees.
24
          PAGE 25

           Notwithstanding the foregoing, the amount under this paragraph (2) cannot exceed the lesser of (A) or (B) above, multiplied by two, or such other limit as may be prescribed by Treasury Regulations.

   (c)     The limit under this subsection (c) is the amount
       that would be determined under subsection (b) by:

       (1) Substituting "lesser" for "greater" in paragraph (1) of subsection (b), and

       (2) Substituting "greater" for "lesser" each place that word appears in paragraph (2) of subsection (b).

   (d) If the amount determined under subsection (a) exceeds the greater of the limits determined under subsections (b) and (c), an additional amount must be treated as Excess Before Tax Contributions and distributed under Sec. 5.4. In addition, any Matching Contributions attributable to those Before Tax Contributions shall be treated as forfeited and shall be applied as a credit against future contributions from the Participating Employers. Appropriate adjustments under this subsection must be made pursuant to Treasury regulations until the sum of the average deferral percentage and average contribution percentage for Highly Compensated Employees is equal to the greater of the limits determined under subsections (b) and (c).

          SEC. 5.8 TIME OF CONTRIBUTIONSEC. 5.8 TIME OF CONTRIBUTIONS. In addition to the requirements of Sec. 5.3, Before Tax Contributions and Matching contributions by a Participating Employer for a Plan Year shall be paid to the Trustee no later than the time (including extensions thereof) prescribed by law for filing the employer's federal income tax return for the tax year in which the Plan Year ends. Before Tax Contributions and any other contributions taken into account under Sec. 5.4(a)(1) shall be paid to the Trustee no later than 12 months following the end of the Plan Year, if earlier. In addition, Before Tax Contributions or Matching Contributions shall be paid to the Trustee by any earlier date that may be specified in Treasury or Department of Labor regulations.

          SEC. 5.9  LIMITATIONS ON
CONTRIBUTIONSec. 5.9 Limitations on Contributions. In no event shall the amount of a Participating Employer's contribution under this Article for any Plan Year exceed the lesser of:

   (a) The maximum amount allowable as a deduction in computing its taxable income for that Plan Year for federal income tax purposes.

   (b)     The aggregate amount of the contributions by such
       Participating Employer that may be allocated to Accounts
       of Participants under the provisions of Article VI.
25
          PAGE 26
                           ARTICLE VI

               LIMITATION ON ALLOCATIONSRTICLE VI

                    LIMITATION ON ALLOCATIONS

          SEC. 6.1 LIMITATION ON ALLOCATIONSec. 6.1 Limitation on Allocations. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code section 415. For purposes of the preceding sentence, the following rules shall apply unless otherwise provided in Code section 415:

   (a)The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

       (1)$30,000, or, if greater, 25% of the defined benefit dollar limitation set forth in Code section
           415(b)(1)(A) as in effect for the Plan Year.

       (2)25% of the Compensation of such Participant for such Plan Year.

   (b)If a Participant is also a participant in one or more other defined contribution plans maintained by a Participating Employer or an Affiliate, and if the amount of employer contributions and forfeitures otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code section 415, such allocations under this Plan and each of such other plans shall be reduced pro rata in the sequence specified in subsection (c), and pro rata within each category within that sequence, to the extent necessary to comply with said limitations, except that reductions to the extent necessary shall be made in allocations under profit sharing plans and stock bonus plans before any reductions are made under money purchase plans.

   (c)If for any Plan Year the limitation described in subsection (a) would otherwise be exceeded by contributions to this Plan with respect to any Participant (after application of subsection (b)), the Participant's Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce Annual Additions to the level permitted in subsection (a):

       (1)The Participant's after-tax voluntary employee contributions for the Plan Year, if any, shall be refunded to the Participant during the Plan Year or as soon as reasonably possible following the end of the Plan Year.

       (2)The Participant's Before Tax Contributions for the
           Plan Year, if any, shall be reduced, and that amount shall be refunded to the Participant.

       (3)If, after the adjustments in paragraphs (1) and (2) there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account.
           The suspense account will be applied to
26
          PAGE 27
          reduce future employer contributions for all Participants in the current Plan Year, the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will participate in the allocation of the investment gains and losses of the Fund and the value of such account will be considered in valuing other Accounts under the Plan.

       (4)Any amounts refunded under paragraphs (1) or (2) shall be disregarded for purposes of applying the limits under Sec. 5.4, Sec. 5.5 and Sec. 5.6.

   (d)If the Participant is also a participant in one or more defined benefit plans maintained by a Participating Employer or an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction, determined according to Code section 415(e), for any Plan Year may not exceed 1.0. If the sum of a Participant's defined benefit fraction and defined contribution fraction would otherwise exceed 1.0 for any Plan Year, the benefits provided under the defined benefit plan or plans shall be reduced to the extent necessary to reduce the sum of the fractions to
       1.0. For purposes of this subsection, Annual Additions for Plan Years beginning before 1987 shall not be recomputed to treat all employee contributions as Annual Additions, and the defined contribution plan fraction shall be adjusted as provided in Section 1106(i) of the Tax Reform Act of 1986.

   (e)For purposes of this section, "Annual Additions" means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by a Participating Employer or an Affiliate in which he or she participates:

       (1)Employer contributions, including Before Tax Contributions made under this Plan. Excess Before Tax Contributions, and Excess Aggregate Contributions which are distributed under the provisions of Article V are included in Annual Additions, but Excess Deferrals which are distributed under Sec. 5.5 are not included in Annual Additions.

       (2)Forfeitures, if any.

       (3)Voluntary non-deductible contributions, if any.

       (4)Amounts attributable to medical benefits as described in Code sections 415(1)(2) and 419A(d)(2).

       An Annual Addition with respect to a Participant's Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within such Plan Year.

   (f)For purposes of this section, "Compensation" means an employee's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers and Affiliates to the extent that the amounts are includable in gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulation 1.62-2(c)), subject to the following:

       (1)Compensation excludes the Before Tax Contributions to this Plan, any elective salary reduction contributions to any other plan which are not includable in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B) or 403(b), any other employer contributions to a plan of deferred compensation which are not includable in the employee's gross income for the taxable year in which contributed, any distributions from a plan of deferred compensation, and any other amounts which receive special tax benefits. However, any amounts received by an employee pursuant to an unfunded non-qualified plan of deferred compensation may be considered as Compensation in the year such amounts are includable in the employee's gross income.

       (2)Compensation excludes amounts realized from the
           exercise of a non-qualified stock option, or when
           restricted stock (or property) either becomes
           transferable or is no longer subject to a
           substantial risk of forfeiture.
27

          PAGE 28
                           ARTICLE VII

                  INDIVIDUAL ACCOUNTSRTICLE VII

                       INDIVIDUAL ACCOUNTS

          SEC. 7.1 ACCOUNTS FOR PARTICIPANTSec. 7.1 Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

   (a)A Before Tax Account shall be established for each Participant to which Before Tax Contributions shall be credited.

   (b)A Matching Account shall be established for each Participant to which Matching Contributions shall be credited.

   (c)A Tax Credit Account shall be established for each Participant for whom a Tax Credit Contribution was made, to which shall be credited Tax Credit Contributions and amounts derived from employee contributions for Plan Years prior to 1983. No additional contributions shall be credited to a Tax Credit Account with respect to Plan Years commencing after 1986.

   (d)A Rollover Account shall be established for each Participant who makes a Rollover Contribution, as provided by Sec. 7.7.

   (e)A Transfer Account shall be established for each Participant with respect to whom a transfer is received pursuant to Sec. 7.8.

   (f)A Predecessor Plan Account shall be established for each Participant with respect to whom a transfer is received from a Predecessor Plan as provided in Article XVI.

More than one of any of the above types of Accounts may be established if required by the Plan or if considered advisable by the Company in the administration of the Plan. If the Company elects to include any Matching Contributions in the calculation of the deferral percentage under Sec. 5.4(a)(1), separate Matching Accounts must be established for such contributions. Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.

          SEC. 7.2 INVESTMENT OF ACCOUNTSEC. 7.2 INVESTMENT OF ACCOUNTS. Amounts allocated to each Participant's Accounts shall be invested primarily in shares of ADM Stock; provided, however, that Predecessor Plan Accounts shall be invested in accordance with Article XVI. Such shares may be acquired by the Trustee directly from Participating Employers or Affiliates through contributions in kind. Other shares acquired for the Fund shall be purchased by the Trustee through brokers, from securities dealers, or by private purchase at such prices and in such amounts as the Trustee may determine. Part or all of the amount allocated to a Participant's Accounts may be held in cash or short term investments pending investment in shares of ADM Stock.
28
          PAGE 29

          SEC. 7.3 VALUATION OF ACCOUNTSec. 7.3 Valuation of Accounts. As of each Valuation Date, each Account shall be adjusted to reflect contributions, dividends and other income, distributions, withdrawals, and all other transactions occurring since the next preceding Valuation Date, as follows:

   (a)From the number of shares of ADM Stock held in an Account (other than a Predecessor Plan Account) as of the next preceding Valuation Date, there shall be subtracted any shares subsequently distributed or withdrawn.

   (b)The Account as adjusted in subsection (a) shall be further adjusted to reflect any dividends or other income. Cash dividends shall be reinvested in ADM stock at the then existing market price. Shares acquired by reinvestment of cash dividends will be allocated at the end of the quarter and will not be allocated with respect to shares distributed during that quarter. Shares of ADM Stock attributable to stock dividends or stock splits will be allocated to Accounts on the date they occur, so that shares distributed during the quarter will be adjusted to reflect any stock splits or stock dividends occurring prior to the distribution date.

   (c)Any shares of ADM Stock contributed to the Account since the preceding Valuation Date shall be added to the Account.

   (d)A Predecessor Plan Account shall be valued as provided in Article XVI.

          SEC. 7.4 CERTIFICATESec. 7.4 Certificates. The Company may cause to be issued from time to time benefit statements advising Participants of the status of their interests in the Fund, but shall not be required to do so and the issuance of such benefit statements shall not in any way alter or affect the rights of Participants with respect to the Fund.

          SEC. 7.5 VOTING AND OTHER RIGHTS REGARDING ADM STOCKec. 7.5 Voting and Other Rights Regarding ADM Stock. Not less than 30 days prior to any meeting of shareholders of the Company, the Company shall cause to be sent to Participants who have shares of ADM Stock credited to their Accounts the proxy materials which are sent to shareholders of record of the Company. Each such Participant shall have the right to instruct the Trustee as to the method of voting on the propositions submitted to shareholders, in accordance with the following:
29

          PAGE 30
       (a)Each such Participant shall have a number of votes equal to the number of full and fractional shares credited to his Accounts as of the date the notice is given. To be effective, the Participant's instructions must be received by the Trustee by a deadline established in advance by the Trustee. The Trustee shall tabulate the instructions by the deadline and shall determine the number of votes for and against each proposal. The Trustee shall then vote the shares allocated to Participants' Accounts in accordance with the directions received. In cases where instructions are received with respect to voting of fractional shares, the Trustee shall vote the combined fractional shares to the extent possible to reflect the direction of Participants holding fractional shares.

       (b)If a Participant does not direct the Trustee in whole or in part with respect to voting of ADM Stock credited to the Participant's Accounts, such voting rights shall be exercised by the Trustee.

       (c)Each Participant may direct the exercise of rights other than voting rights with respect to shares allocated to his Accounts. Said directions shall be given pursuant to procedures adopted by the Company.

       (d)Participants shall have no right to direct voting of or exercise of other rights with respect to unallocated shares of ADM Stock. Such shares shall be voted by the Trustee.

          SEC. 7.6 TENDER OR EXCHANGE OFFERS REGARDING ADM STOCKEC. 7.6 TENDER OR EXCHANGE OFFERS REGARDING ADM STOCK. As soon as practicable after the commencement of a tender or exchange offer (an "Offer") for shares of ADM Stock, the Company shall use its best efforts to cause each Participant to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender shares of ADM Stock credited to his Accounts, to the extent permitted under the terms of such Offer. The Trustee shall follow the directions of each Participant. The Trustee shall decide whether or not to tender shares for which no instructions are received. In advising participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer. The giving of instructions by a Participant to the Trustee to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant's interest in the Plan solely by reason of the giving of such instructions and the Trustee's compliance therewith. Any securities received by the Trustee as a result of a tender of shares of ADM Stock shall be held, and any cash so received shall be invested in short-term investments, for the account of the Participant with respect to whom shares were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.
30
          PAGE 31

          SEC. 7.7 ROLLOVER ACCOUNTSEC. 7.7 ROLLOVER ACCOUNTS. A Qualified Employee who receives a distribution from a plan described in subsection (a) below may transfer to the Fund an amount that constitutes a Rollover Contribution.
Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

       (a)If (i) the Company or an Affiliate acquires the assets of another employer and certain employees of that employer become Qualified Employees hereunder, and (ii) said Qualified Employees receive a total distribution from a qualified plan described in Code section 401(a) maintained by the previous employer because of a complete or partial termination of said plan with respect to the Qualified Employees, then any such Qualified Employee may elect to make a Rollover Contribution of such distribution if the previous employer is listed in this subsection (a). As of July 1, 1991, the only such previous employer is Dennis E. Roby & Associates, Inc.

       (b)No Rollover Contribution shall be accepted by the Fund unless made no later than ten working days after the plan distribution was received by the Qualified Employee.

       (c)A Rollover Account shall be established for each employee who makes a Rollover Contribution. From the date the assets of the Rollover Contribution are transferred to the Fund through the first Valuation Date following such transfer, the Rollover Account shall be valued at the fair market value of said assets on the date of such transfer.

       (d)A Rollover Account shall be treated in all respects the same as a Before Tax Account except as provided in (c) above, and any references in the Plan to a Before Tax Account shall apply equally to a Rollover Account, except that no employer or employee contributions shall ever be added to a Rollover Account.

       (e)The employee shall be treated the same as a Participant hereunder from the time of the transfer, but shall not actually be a Participant and shall not be eligible to receive an allocation of employer contributions or to make employee contributions until he or she has satisfied the requirements of
           Article IV.

       (f)For purposes of this section, "Rollover
           Contribution" means a contribution of an amount which may be rolled over to this Plan pursuant to Code sections 402(a)(5), 403(a)(4), 408(d)(3), or any other provision of the Code which may permit rollovers to this Plan from time to time.

          SEC. 7.8 TRANSFER ACCOUNTSec. 7.8 Transfer Accounts. In connection with termination of the Revised Employees' Stock Bonus Plan of Valley Grain Products, Inc. (the "Valley Grain Products, Inc. Plan") effective as of January 31, 1992, certain participants in said plan elected to have their accounts thereunder transferred to this Plan. Notwithstanding any provisions hereof to the contrary, the following shall apply with respect to accounts transferred to this Plan pursuant to such elections:

       (a)Each account so transferred shall be designated as a Transfer Account under this Plan for the respective employee. Accounts under the Valley Grain Products, Inc. Plan were invested primarily in shares of ADM Stock, and following the transfer to this Plan the Transfer Accounts hereunder shall continue to be invested primarily in shares of ADM Stock consistent with Article VII.

       (b)A Transfer Account shall be treated in all respects as a Before Tax Account except that (i) no employer or employee contributions shall ever be added to a Transfer Account and (ii) withdrawals from a Transfer Account shall be permitted without regard to the age requirement in Sec. 9.3(b).

       (c)An employee for whom a Transfer Account is established shall be treated the same as a Participant from the time of the transfer, but shall not actually be a Participant and shall not be eligible to share in employer contributions or to make contributions until he or she has satisfied the requirements of Article IV.
31

          PAGE 32
                          ARTICLE VIII

              DESIGNATION 0F BENEFICIARYRTICLE VIII

                   DESIGNATION 0F BENEFICIARY

          SEC. 8.1  PERSONS ELIGIBLE TO
DESIGNATEec. 8.1 Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant's death, provided that the Beneficiary survives the Participant. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

          SEC. 8.2  SPECIAL REQUIREMENTS FOR MARRIED
PARTICIPANTSEC. 8.2 SPECIAL REQUIREMENTS FOR MARRIED PARTICIPANTS. Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his or her death, the Beneficiary shall be the Participant's spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse's consent acknowledges the effect of such designation, and the spouse's consent is witnessed by a representative of the Plan or a notary public. Such consent shall be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. Any consent by a spouse shall be irrevocable. Any designation of a Beneficiary which has received spousal consent may be changed (other than by being revoked) without spousal consent only if the consent by the spouse expressly permits subsequent designations by the Participant without any requirement for further consent by the spouse. Any such consent shall be valid only with respect to the spouse who signed the consent, or in the case of a deemed consent, the designated spouse. The provisions of this section shall apply only to Participants who have at least one Hour of Service on or after August 23, 1984.

          SEC. 8.3 FORM AND METHOD OF DESIGNATIONec. 8.3 Form and Method of Designation. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.
          SEC. 8.4 NO EFFECTIVE DESIGNATIONec. 8.4 No Effective Designation. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

            (a)  The Participant's spouse.

       (b)The Participant's children, except that if any of
           the Participant's children predecease the
           Participant but leave
32
          PAGE 33
          issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

       (c)The Participant's parents.

       (d) The Participant's brothers and sisters.

       (e)The Participant's estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

          SEC. 8.5 SUCCESSOR BENEFICIARYEC. 8.5 SUCCESSOR BENEFICIARY. If a Beneficiary who survives the Participant subsequently dies before receiving all payments to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the balance of any remaining payments due. A Beneficiary who is not the surviving spouse of the Participant may not designate a successor Beneficiary. A Beneficiary who is the surviving spouse may designate a successor Beneficiary only if the Participant specifically authorized such designations on the Participant's Beneficiary designation form. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Sec. 8.2) applicable to designations by Participants. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant's Beneficiary designation so specifies, and otherwise to the personal representative (executor or administrator) of the deceased Beneficiary.

          SEC. 8.6 INSURANCE CONTRACTec. 8.6 Insurance Contract. Notwithstanding the foregoing provisions of this
Article VIII, as to benefits payable under a contract issued by an insurance company, said contract shall govern the designation of Beneficiary entitled to benefits thereunder except to the extent the contract is inconsistent with the provisions of
Sec. 8.2 or Sec. 10.1.
33
          PAGE 34

                           ARTICLE IX

                  BENEFIT REQUIREMENTSRTICLE IX

                      BENEFIT REQUIREMENTS

          SEC. 9.1  BENEFIT ON TERMINATION OF
EMPLOYMENTec. 9.1 Benefit on Termination of Employment. If a Participant's Termination of Employment occurs (for any reason other than death), the Participant shall be 100% vested and shall be entitled to a benefit equal to (i) the number of shares of ADM stock allocated to his or her Accounts (other than a Predecessor Plan Account), and (ii) the value of his or her Predecessor Plan Accounts, if any, both determined as of the Valuation Date coincident with or next following the Termination of Employment. The Participant shall also be entitled to an additional benefit equal to the number of shares of ADM Stock (if any) allocated to his or her Accounts after the Participant's Termination of Employment. The benefit shall be paid at the times and in the manner determined under Article X.

          SEC. 9.2 DEATHec. 9.2 Death. If a Participant's Termination of Employment is the result of death, his or her Beneficiary shall be entitled to a benefit equal to (i) the number of shares of ADM Stock allocated to the Participant's Accounts (other than a Predecessor Plan Account), and (ii) the value of the Participant's Predecessor Plan Accounts, if any, both determined as of the Valuation Date coincident with or next following the date of death. The Beneficiary shall also be entitled to an additional benefit equal to the number of shares of ADM Stock (if any) allocated to the Participant's Accounts after the Participant's death. Such benefit shall be paid at the times and in the manner determined under Article X. If a Participant's death occurs after his or her Termination of Employment, distribution of the balance of the Participant's Accounts shall be made to the Beneficiary in accordance with the provisions of Article X.

          SEC. 9.3  WITHDRAWALS BEFORE TERMINATION OF
EMPLOYMENTEC. 9.3 WITHDRAWALS BEFORE TERMINATION OF EMPLOYMENT. A Participant may request a cash withdrawal from his or her Before Tax Account, Matching Account, Tax Credit Account, Rollover Account, and Transfer Account at any time prior to the date benefits first become payable to the Participant under Sec. 9.1 pursuant to the following:

   (a) Until the Participant reaches age 59 1/2, a withdrawal may be made from such Accounts only to meet a financial hardship; provided, however, that no hardship withdrawals can be made from a Matching Account.

           (1)A hardship withdrawal will be permitted only if the Company determines that both of the following requirements are met:

               (A)The distribution must be made on account of
                  one of the following reasons:
34
          PAGE 35
            (i)   Expenses for medical care described in
                  section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant, as defined in section 152 of the Code, or expenses
                  necessary for any of those persons to obtain such medical care.

                  (ii) Costs directly related to the purchase of the principal residence of the Participant
                  (excluding mortgage payments).

                  (iii)     Payment of tuition for the next
                  semester or quarter of post-secondary
                  education for the Participant, or for his or her spouse, children or dependents, or commencing January 1, 1992, tuition and related educational fees for the next 12 months of such education.

                  (iv) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (v)  Any other immediate and heavy financial
                  need which the Company determines, in
                  accordance with rules applied in a uniform and non-discriminatory manner, satisfies the requirements of Treasury Regulation
                   1.401(k)-1(d)(2).

           (B)All of the following requirements must be satisfied:

                  (i)  The amount of the distribution cannot
                  exceed the amount of the immediate and heavy financial need of the Participant. The Company may reasonably rely on the Participant's representation as to that amount. However, the amount of the distribution may include any amounts determined by the Company to be necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the distribution.

                 (ii) The Participant must have obtained all
                  distributions, other than hardship
                  distributions, and all nontaxable loans
                  currently available under all plans
                  maintained by the Participating Employers or any Affiliate.

                 (iii)     The Participant's elective
                  contributions and employee contributions
                  under the Plan and all other qualified and
                  nonqualified plans of deferred compensation
                  maintained by the Participating Employers or
                  any Affiliate will be suspended pursuant to
                  the terms of the plan or an otherwise legally
35
          PAGE 36
                  enforceable agreement for at least 12 months after the receipt of the hardship distribution.

                 (iv) For the calendar year immediately
                  following the calendar year of the hardship distribution, the Participant may not make contributions under all plans maintained by the Participating Employers or any Affiliate in excess of the applicable limit under section 402(g) of the Code for such next calendar year less the amount of the Participant's elective contributions for the calendar year of the hardship distribution.

                 (v)  Notwithstanding the foregoing provisions
                  of this subparagraph (B), this subparagraph
                  (B) will be satisfied if the IRS issues a revenue ruling, notice, or other document of general applicability which establishes an alternative method under which distributions will be deemed to be necessary to satisfy an immediate and heavy financial need and all of the requirements of such alternative method are met.

           (2)With respect to any such hardship withdrawal from a Participant's Before Tax Account, earnings credited to the Before Tax Account after December 31, 1988 cannot be withdrawn under this subsection (a).

       (b)After the Participant reaches age 59 1/2, a withdrawal may be made from any of the Accounts (including a Matching Account) for any reason.

       (c)With respect to any withdrawal from a Participant's Tax Credit Account under either subsection (a) or subsection (b), no withdrawal shall be made with respect to shares of ADM Stock attributable to Tax Credit Contributions (including shares attributable to dividends on such contributions) until at least 84 months after the close of the Plan Year in which such shares were credited to the Account.

       (d)The amount withdrawn shall be paid to the Participant in cash; provided, however, that the Participant may elect to receive the withdrawal in the form of whole shares of ADM Stock (with cash in lieu of any fractional share). Any cash distribution will be reduced to reflect any brokerage fees incurred with respect to the sale of stock.

       (e)No withdrawal may be made in an amount having a
           value less than the lesser of (i) $1,000 or (ii) the
           total amount available for such withdrawals, if less
           than $1,000.
36
          PAGE 37

       (f)Requests for withdrawals under this section shall be made pursuant to applicable rules and regulations adopted by the Company which are uniform and non-discriminatory as to all
          Participants and shall be submitted in writing to the Company on such form as the Company prescribes for this purpose. The Company shall determine whether the requirements of this section have been met.

       (g)Withdrawals shall be permitted from a Predecessor
           Plan Account as provided in Article XVI.

          SEC. 9.4 DISTRIBUTIONS TO SATISFY DIVERSIFICATION RULESec. 9.4 Distributions to Satisfy Diversification Rules. Each qualified Participant may elect to receive a distribution of a percentage of his or her Tax Credit Account, subject to the following:

       (a)An individual is a "qualified Participant" eligible to make such an election only if the Participant has completed 10 or more years of participation in the Plan and has attained age 55.

       (b)An election under this section may only be made within 90 days after the close of each Plan Year in the "qualified election period". The "qualified election period" is the six Plan Year period beginning with the later of (i) the earliest Plan Year in which the qualified Participant has both completed 10 years of participation and attained age 55, or (ii) the Plan Year commencing January 1, 1987.

       (c)A qualified Participant may elect to receive up to 25% of the "aggregate post-1986 balance" of his or her Tax Credit Account. For purposes of this section only, the "aggregate post-1986 balance" of a Participant's Tax Credit Account shall equal the total number of ADM Shares acquired by the Participant's Tax Credit Account for Plan Years commencing after 1986 as of the close of the Plan Year immediately preceding the 90-day period, plus the number of ADM Shares previously distributed from the Participant's Tax Credit Account as a result of elections made under this section. The maximum amount that may be distributed for any one Plan Year shall be reduced to reflect amounts transferred for prior Plan Years. No distribution shall be made under this section with respect to ADM Shares allocated to a Participant's Tax Credit Account prior to January 1, 1987. Furthermore, no distributions shall be made under this section unless the fair market value of the aggregate post-1986 balance as of the Valuation Date preceding the qualified election period exceeds $500.

       (d)With respect to any election made during the 90 day period following the close of the last Plan Year in the qualified election period, "50%" shall be substituted for "25%" in subsection (c).

       (e)Any amounts which a Participant elects to receive pursuant to this section shall be paid in cash. The amount distributed shall be reduced to reflect any brokerage fees incurred with respect to the sale of the stock.
37
          PAGE 38

                            ARTICLE X

                DISTRIBUTION OF BENEFITSRTICLE X

                    DISTRIBUTION OF BENEFITS

               SEC. 10.1  TIME AND METHOD OF
PAYMENTec. 10.1 Time and Method of Payment. The benefit to which a Participant or Beneficiary may become entitled under
Article IX (other than with respect to a Predecessor Plan Account) shall be distributed to that individual at such time after the date as of which the Participant or Beneficiary becomes entitled to a benefit payment as he or she elects, subject to the following:

   (a)Unless the Participant elects otherwise, distribution must be made no later than the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or in which the Participant's Termination of Employment occurs, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the later of the aforesaid dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained. For purposes of this subsection, the failure of a Participant to elect to receive a distribution shall be deemed to be an election to defer distribution of the benefit.

   (b)If the Participant's Termination of Employment is a Normal Retirement or an Early Retirement under the Archer Daniels Midland Retirement Plan, the Participant may elect to receive payments under either of the following methods:

                (1) A single sum distribution not later than April 1, following the Plan Year in which he or she attains age 70 1/2.

                (2)  Installment payments, provided that the
           final installment must be paid not later than April 1 following the Plan Year in which the Participant attains age 70 1/2. Such installments must be in units of 100 shares or more (or the cash equivalent thereof).

   (c)If a Participant's Termination of Employment is neither a Normal Retirement nor an Early Retirement under the Archer Daniels Midland Retirement Plan, the participant may only receive a single sum distribution of the balance credited to his or her Accounts. The Participant may designate the time of payment; provided, however, that the payment date may not be later than April 1 of the Plan Year following the Plan Year in which the Participant attains age 70 1/2. Such a Participant may not elect installment distributions.

   (d)If the Participant dies before receiving the distribution and before the date that the distribution was required to occur under subsection (b) or (c), the Participant's Accounts shall be distributed to the Beneficiary in a single sum or installments to be completed not later than December 31 of the year containing the fifth anniversary of the Participant's death.
38
          PAGE 39
   (e)If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

   (f)Notwithstanding the foregoing, if the total vested value of the Accounts of a Participant (or a Beneficiary following the Participant's death) is $3,500 or less on the Valuation Date coincident with or immediately following the date the Participant's Termination of Employment or death occurs, a single-sum distribution shall be made to the Participant (or Beneficiary) as of the earliest date permitted by the Plan. However, this subsection shall not apply to a Participant if the total vested value of the Participant's Accounts exceeded $3,500 at the time any previous distribution was made to the Participant.

   (g)Notwithstanding any provision of the Plan to the contrary, distributions under this section shall be made in accordance with the requirements of Code section 401(a)(9), including the incidental death benefit requirements of Code section 401(a)(9)(G) and the regulations thereunder. No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code section 401(a)(9), including subparagraph (G) thereof.

   (h)In accordance with subsection (g), if a Participant continues working for a Participating Employer or Affiliate after the Plan Year in which he attains age
       70 1/2, benefit payments shall commence not later than April 1 following the Plan Year in which the Participant attains age 70 1/2; provided, however, that this subsection shall not apply to a Participant who attained age 70 1/2 before January 1, 1988 and who is not a more than 5-percent owner of a Participating Employer (as defined in Code section 416) at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year. The amount distributed each year to such an employee shall be an amount elected by the employee which shall not be less than the amount required to satisfy the requirements of Code section 401(a)(9).

          SEC. 10.2  FORM OF DISTRIBUTIONec. 10.2  Form of
Distribution. Distributions shall be made in accordance with the following:

      (a)Distributions under Sec. 9.3, Sec. 10.1(b),
          Sec. 10.1(d), or Sec. 10.1(h) shall be in cash or in shares of ADM Stock, as elected by the recipient. Any cash distribution will be reduced to reflect any brokerage fees incurred with respect to the sale of stock.

      (b)Distributions under Sec. 10.1(c) and Sec. 10.1(f)
          shall be made in whole shares of ADM Stock, and the
          remaining balance, if any, shall be paid in cash.
39
          PAGE 40

      (c)Distributions under Sec. 9.4 shall be in cash.

      (d)Distributions with respect to a Predecessor Plan
          Account shall be paid in accordance with Article XVI.

      (e)With respect to any distribution to be made after December 31, 1992, the Participant may elect to have the distribution made by the Trustee in the form of a direct transfer rollover contribution for the benefit of the Participant to an individual retirement account or annuity described in Code section 408 or to another qualified plan described in code section 401(a). However, no such transfer shall be made if the distribution is part of a series of installments payable over a period of ten years or more, or if the distribution is required in order to satisfy Code section 401(a)(9). The Participant shall provide the Trustee with the information necessary to accomplish the transfer in such form as the Company or the Trustee may require. Transfers made in accordance with the Participant's instructions shall constitute full settlement of the Plan's liability with respect to the amount so transferred, and the Plan, the Trustee, and the Company shall have no further liability with respect to such amounts. Transfers under this subsection shall be made in accordance with Code section 401(a)(31) and the regulations thereunder.

          SEC. 10.3 ACCOUNTING FOLLOWING TERMINATION OF EMPLOYMENTec. 10.3 Accounting Following Termination of Employment. If distribution of all or any part of a benefit is deferred or delayed for any reason, the undistributed Accounts shall continue to be revalued as of each Valuation Date as provided in Article VII. Payment shall be made as of the Valuation Date following the date the Participant (or Beneficiary following the Participant's death) files the request with the Company, and shall occur within a reasonable time after the valuation has been completed.

          SEC. 10.4 REEMPLOYMENTec. 10.4 Reemployment. Except where distributions are required under Sec. 10.1(h), entitlement to a distribution from the Fund pursuant to Sec. 9.1 shall cease upon reemployment of a Participant in a regular position by a Participating Employer, and shall recommence in accordance with the provisions of this Article upon the Participant's subsequent Termination of Employment.

          SEC. 10.5 SOURCE OF BENEFITSec. 10.5 Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein. Each Participant and Beneficiary assumes all risk connected with any decrease in the market value of any assets held under the Plan. The Participating Employers do not in any way guarantee the Fund against any loss or depreciation, or the payment of any amount, that may be or become due to any person from the Fund. 40
          PAGE 41

          SEC. 10.6 INCOMPETENT PAYEEec. 10.6 Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental or physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

          SEC. 10.7  BENEFITS MAY NOT BE ASSIGNED OR
ALIENATEDec. 10.7 Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p). Any expenses relating to review or administration of a domestic relations order may be charged against the Accounts of the Participant and/or the alternate payee. Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an "alternate payee" pursuant to a qualified domestic relations order may receive a lump sum payment from the Plan as soon as administratively feasible after the Valuation Date coincident with or next following the date of the Company's determination that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a later time.

          SEC. 10.8 PAYMENT OF TAXESec. 10.8 Payment of Taxes. The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee's opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

          SEC. 10.9 CONDITIONS PRECEDENTec. 10.9 Conditions Precedent. No person shall be entitled to a benefit hereunder until his or her right thereto has been finally determined by the Company nor until the person has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

          SEC. 10.10  COMPANY DIRECTIONS TO
TRUSTEEec. 10.10 Company Directions to Trustee. The Company shall issue such written directions to the Trustee as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

          SEC. 10.11  SPECIAL DISTRIBUTION
EVENTSec. 10.11 Special Distribution Events. Notwithstanding anything herein to the contrary, if the agreement between the buyer and the seller in one of the following types of transaction provides that distributions are to be made to affected Participants, each such Participant shall receive a distribution of his or her Account balance as soon as administratively feasible after either of the following events:

   (a) The disposition by a Participating Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of such Participating Employer if such Participating Employer continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

   (b) The disposition by a Participating Employer or by an Affiliate to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code section 409(d)(3)) which was a Participating Employer if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

All distributions under this section are subject to any
applicable consent requirements under Sec. 10.1. Distributions under this section shall be made in a single distribution of whole shares of ADM Stock, with the remaining balance of
fractional shares, if any, paid in cash.
41

          PAGE 42
                           ARTICLE XI

                          FUNDRTICLE XI

FUND

          SEC. 11.1 COMPOSITIONec. 11.1 Composition. All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Fund". The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

          SEC. 11.2 FUNDING AGENCY2Sec. 11.2 Funding Agency. The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more Trustees or by an insurance company. The portion of the Fund invested in ADM Stock shall be held under a trust agreement between the Company and National City Bank of Minneapolis, as Trustee, or any successor Trustee duly appointed by the Board. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. (References herein to the Trustee shall also apply to any insurance company acting as a Funding Agency with respect to such part of the Fund as is held by the insurance company.) The selection and appointment of each Funding Agency shall be made by the Company. The Company shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the Trustee will make investments on direction of a third party.

          SEC. 11.3  COMPENSATION AND EXPENSES OF
TRUSTEEec. 11.3 Compensation and Expenses of Trustee. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

          SEC. 11.4  FUNDING POLICYEC. 11.4  FUNDING POLICY.
The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Trustee of the funding policy in effect from time to time.

          SEC. 11.5  SHARE REGISTRATIONEC. 11.5  SHARE
REGISTRATION. Shares of ADM Stock purchased for the Fund from the Company shall be registered on the applicable SEC registration form. The number of shares so registered shall be appropriately adjusted to reflect any stock dividends, stock splits, or other similar changes.

          SEC. 11.6 NO DIVERSIONec. 11.6 No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

   (a)If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

   (b)Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Trustee shall return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of
Participants as it considers fair and equitable under the
circumstances resulting in the return of such contribution.
42
          PAGE 43

                           ARTICLE XII

                ADMINISTRATION OF PLANRTICLE XII

                     ADMINISTRATION OF PLAN

          SEC. 12.1  ADMINISTRATION BY
COMPANYEC. 12.1 ADMINISTRATION BY COMPANY. The Company is the "administrator" of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. In carrying out its Plan responsibilities, the Company shall have discretionary authority to construe the terms of the Plan. Except in cases where the Plan expressly provides to the contrary, action on behalf of the Company may be taken by any of the following:

            (a)     The Board.

            (b)     The chief executive officer of the Company.

   (c) Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by written instrument executed by the chief executive officer of the Company and filed with its permanent records, but action of such person or persons or committee shall be within the scope of said allocation.

          SEC. 12.2  CERTAIN FIDUCIARY
PROVISIONSec. 12.2 Certain Fiduciary Provisions. For purposes of the Plan:

   (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

   (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

   (c) To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

   (d) At any time the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.
43
            PAGE 44
   (e) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 12.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

   (f) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine. Notwithstanding the foregoing, no person so serving who already receives full-time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

               SEC. 12.3  DISCRIMINATION
PROHIBITEDec. 12.3 Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly
Compensated Employees.

          SEC. 12.4 EVIDENCEec. 12.4 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

          SEC. 12.5 CORRECTION OF ERRORSec. 12.5 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Trustee. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons. Any return of a contribution due to a mistake in fact will be subject to Sec. 11.6.

          SEC. 12.6  RECORDSec. 12.6  Records.  Each
Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder,
44
          PAGE 45
including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

          SEC. 12.7 GENERAL FIDUCIARY STANDARDec. 12.7 General Fiduciary Standard. Each fiduciary shall discharge its duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

          SEC. 12.8  PROHIBITED TRANSACTIONSec. 12.8  Prohibited
Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

          SEC. 12.9 CLAIMS PROCEDUREec. 12.9 Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.

          SEC. 12.10 BONDINGec. 12.10 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

          SEC. 12.11  WAIVER OF NOTICEec. 12.11  Waiver of
Notice. Any notice required hereunder may be waived by the person entitled thereto.

          SEC. 12.12 AGENT FOR LEGAL PROCESSec. 12.12 Agent For Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.
          SEC. 12.13 INDEMNIFICATIONec. 12.13 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.
45
          PAGE 46
                          ARTICLE XIII

            AMENDMENT, TERMINATION, MERGERRTICLE XIII

                 AMENDMENT, TERMINATION, MERGER

          SEC. 13.1 AMENDMENTec. 13.1 Amendment. Subject to the non-diversion provisions of Sec. 11.6, the Company, by action of the Board, or by written action of a person so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No action by a person other than the Board shall be an amendment of the Plan unless it specifically references the Plan and states that it alters the terms or conditions of the Plan. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Trustee without its written consent. No amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment or decrease a Participant's accrued benefit except to the extent permitted by Code section 411(d)(6). Furthermore, no amendment to Sec. 5.2 or any other provision of the Plan that affects the number, or cost to the Participant, of ADM Stock allocated to a Participant, or the timing of such allocation, shall be effective within six months after the effective date of the last such amendment, unless such amendment is required to comply with changes to the Code or ERISA, or any rules or regulations thereunder. Promptly upon adoption of any amendment to the Plan, the Company will furnish a copy of the amendment, together with a certificate evidencing its due adoption, as follows:

   (a)  To each Trustee then acting.

   (b)To any other Participating Employer who is not under Common Control with the Company. The amendment shall be effective as to such a Participating Employer and its employees unless, within 30 days of receipt of the certificate it notifies the Company and each Trustee in writing that it is discontinuing its joint participation in the Plan pursuant to Sec. 13.8.

          SEC. 13.2  PERMANENT DISCONTINUANCE OF
CONTRIBUTIONSec. 13.2 Permanent Discontinuance of Contributions. The Company may completely discontinue contributions in support of the Plan by all Participating Employers. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, and (ii) the Accounts of each Participant in the employ of the Participating Employers at the time of such discontinuance shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

          SEC. 13.3 TERMINATIONec. 13.3 Termination. The Company may terminate the Plan as applicable to all Participating Employers and their employees. After such termination no employee shall become a Participant, and no further contributions shall be made. The Accounts of each Participant in the employ of the Participating Employers at the time of such termination shall be nonforfeitable, the Participant shall be entitled to a benefit equal to the value of those Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan, distributions shall be made to Participants and Beneficiaries promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

          SEC. 13.4 PARTIAL TERMINATIONec. 13.4 Partial Termination. If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

          SEC. 13.5 MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETSec. 13.5 Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

          SEC. 13.6 DEFERRAL OF DISTRIBUTIONSec. 13.6 Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Sec. 10.1(h)) until after the following have occurred:

   (a)Receipt of a final determination from the Treasury
       Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code section 401(a).

   (b)Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

          SEC. 13.7  REORGANIZATIONS OF PARTICIPATING
EMPLOYERSec. 13.7 Reorganizations of Participating Employers. In the event two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.
46
          PAGE 47

          SEC. 13.8 DISCONTINUANCE OF JOINT PARTICIPATION OF A PARTICIPATING EMPLOYEREC. 13.8 DISCONTINUANCE OF JOINT PARTICIPATION OF A PARTICIPATING EMPLOYER. The Company may discontinue the joint participation in the Plan by another Participating Employer. A Participating Employer which is not under Common Control with the Company may discontinue its joint participation in the Plan with the other Participating Employers by action of its board of directors and on appropriate written notice to the Company and each Trustee then acting.

   (a) If the Company determines in its sole discretion to spin off the portion of the Plan attributable to the withdrawing employer, the Company shall cause a determination to be made of the equitable part of the Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Company shall direct the Trustee or Funding Agencies to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, with respect to such separate fund, all the rights and powers reserved to the Company with respect to the Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words "Participating Employer", "Participating Employers", and "Company" shall thereafter be considered to refer only to the withdrawing employer. Any such spinoff shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing employer then immediately terminated) receive a benefit which is equal to or greater than the benefit the individual would have been entitled to receive immediately before such spinoff if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

   (b) If subsection (a) does not apply, the Accounts of Participants of the withdrawing employer and their Beneficiaries shall continue to be held in the Plan for distribution in accordance with the provisions hereof.

          Sec. 13.9 Participating Employers Not Under Common Controlec. 13.9 Participating Employers Not Under Common Control. If a Participating Employer is not under Common Control with the Company, the provisions of the Plan (other than this Article XIII) shall be applied as though a separate plan is being maintained for that Participating Employer to the extent required by Code section 413(c).
47
          PAGE 48

                           ARTICLE XIV

               TOP-HEAVY PLAN PROVISIONSRTICLE XIV

                    TOP-HEAVY PLAN PROVISIONS

          SEC. 14.1 KEY EMPLOYEE DEFINED2Sec. 14.1 Key Employee Defined. "Key Employee" means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i). "Non-Key Employee" means any employee who is not a Key Employee.

          SEC. 14.2  DETERMINATION OF TOP-HEAVY
STATUSec. 14.2 Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to Code section 416 and the regulations thereunder, using the following standards and definitions:

   (a) The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

       (1) If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds
           60 percent.

       (2) If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

       Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

   (b) The "top-heavy ratio" shall be determined as follows:

       (1) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and has not maintained any defined benefit plan which during the 5-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio for this Plan or for the required or permissive aggregation group (as appropriate) is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be increased to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.
48
               PAGE 49

       (2) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group (as appropriate), is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans, determined according to paragraph (1) above, and the present value of accrued benefits of all Key Employees under the defined benefit plan or plans as of the determination date, and the denominator of which is the sum of such account balances of all employees under the aggregated defined contribution plan or plans and the present value of accrued benefits of all employees under the defined benefit plan or plans as of the determination date. The account balances and accrued benefits in both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any distributions made in the five-year period ending on the determination date and any contributions due but unpaid as of the determination date.

       (3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

   (c)"Required aggregation group" means (i) each qualified plan of the employer in which at least one Key Employee participates in the Plan Year containing the determination date, or any of the four preceding Plan Years, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.
49
          PAGE 50

   (d)"Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.


   (e)"Determination date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding
       Plan Year. For the first Plan Year of the Plan, the last day of that year is the determination date.

   (f)The "determination period" for a Plan Year is the Plan
       Year in which the applicable determination date occurs and the four preceding Plan Years.

   (g)The "valuation date" is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

   (h)For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

   (i)If an individual has not performed services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

   (j)For purposes of determining if a defined benefit plan included in a required aggregation group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any employee (other than a Key Employee) shall be determined as follows:

       (1)Under the method which is used for accrual purposes under all defined benefit plans maintained by the employer.

       (2)If there is no method described in paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code section
           411(b)(1)(C).

          SEC. 14.3  MINIMUM CONTRIBUTION
REQUIREMENTec. 14.3 Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:
50
          PAGE 51
   (a)The minimum amount shall be the amount equal to that percentage of the Participant's Compensation for the Plan Year which is the smaller of:

       (1)3 percent.

       (2)The percentage which is the largest percentage of Compensation allocated to any Key Employee from employer contributions for such Plan Year.

       For purposes of this section, "Compensation" means the amounts specified in Sec. 6.1(f), subject to the limitation in Sec. 2.8(e).

   (b)For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into accounts; provided, however, that any employer contribution attributable to a salary reduction or similar arrangement (including Before Tax Contributions and Matching Contributions under this Plan) may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a).

   (c)This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

          SEC. 14.4 PARTICIPATION UNDER DEFINED BENEFIT PLAN AND DEFINEDEC. 14.4 PARTICIPATION UNDER DEFINED BENEFIT PLAN AND DEFINED CONTRIBUTION PLAN. If a Participant is also a participant in a defined benefit plan maintained by the employer, with respect to any Plan Year for which the Plan is a Top-Heavy Plan, Sec. 6.1(d) shall be applied:

   (a)By substituting "1.0" for "1.25" in paragraphs (2)(B) and (3)(B) of Code section 415(e).
   (b) By substituting "$41,500" for "$51,875" in Code section
       415(e)(6)(B)(i).

The foregoing provisions of this section shall be suspended with respect to any individual so long as there are no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such individual, and no defined benefit plan accruals for such individual, either under this Plan or under any other plan that is in a required aggregation group of plans, within the meaning of Code section 416(g)(2)(A)(i), that includes this Plan.

          SEC. 14.5 DEFINITION OF EMPLOYERec. 14.5 Definition of Employer. For purposes of this Article XIV, the term
"employer" means all Participating Employers and any trade or business entity under Common Control with a Participating
Employer.

          SEC. 14.6  EXCEPTION FOR COLLECTIVE BARGAINING
UNITec. 14.6  Exception For Collective Bargaining Unit.  Section
14.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.
51
          PAGE 52
                           ARTICLE XV

                MISCELLANEOUS PROVISIONSRTICLE XV

                    MISCELLANEOUS PROVISIONS

          SEC. 15.1 INSURANCE COMPANY NOT RESPONSIBLE FOR VALIDITY OF PLANec. 15.1 Insurance Company Not Responsible for Validity of Plan. No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

          SEC. 15.2 HEADINGSec. 15.2 Headings. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

          SEC. 15.3  CAPITALIZED
DEFINITIONSec. 15.3 Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

          SEC. 15.4 GENDERec. 15.4 Gender. Any references to the masculine gender include the feminine and vice versa.

          SEC. 15.5  USE OF COMPOUNDS OF WORD
"HERE"ec. 15.5 Use of Compounds of Word "Here". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

          SEC. 15.6 CONSTRUED AS A WHOLEec. 15.6 Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.
52
          PAGE 53
                           ARTICLE XVI

         AMOUNTS TRANSFERRED FROM OTHER PLANSRTICLE XVI

              AMOUNTS TRANSFERRED FROM OTHER PLANS


          SEC. 16.1  TRANSFERS FROM OTHER
PLANSec. 16.1 Transfers from Other Plans. The Company or its Affiliates has acquired or may acquire certain employers which sponsor plans with cash or deferred arrangements described in Code section 401(k). Such plans are hereafter referred to as "Predecessor Plans". Because of certain limitations imposed by the Code and Treasury Regulations 1.401(k)-1(d)(3) and (4) with regard to termination of Predecessor Plans, the Company may arrange for merger of such plans into this Plan. Amounts received from a Predecessor Plan will be held and paid out pursuant to this Article. A person whose account is transferred to the Plan from a Predecessor Plan will not be eligible to make contributions under the Plan until the employee meets the requirements of Sec. 4.1.

          SEC. 16.2  PREDECESSOR PLAN
ACCOUNTSec. 16.2 Predecessor Plan Accounts. Amounts derived from a Participant's Account under a Predecessor Plan will be credited to his Predecessor Plan Account under this Plan. No contributions shall be made by a Participating Employer to a Predecessor Plan Account.

          SEC. 16.3 INVESTMENT FUNDSec. 16.3 Investment Funds. Investment Funds for investment of Predecessor Plan Accounts shall be established at the direction of the Company. The Company shall determine the types of investments to be held in each Investment Fund and the investment manager, trustee, or insurance company responsible for selecting investments. Income on investments of each Investment Fund shall be reinvested by the Funding Agency in the same Investment Fund. If there is more than one Investment Fund, a Participant may designate the Investment Fund or Funds in which his Predecessor Plan Account will be invested, and may direct a transfer of part or all his Predecessor Plan Account from one Investment Fund to another Investment Fund. However, investment in a given Investment Fund may be limited to amounts derived from a particular Predecessor Plan. Elections under this section shall be made in accordance with rules and procedures established by the Company. Said rules may require that the election be filed with the Company a reasonable time prior to the date it will become effective. The rules also may limit the frequency of such elections.

          SEC. 16.4  VALUATION OF INVESTMENT
FUNDSec. 16.4 Valuation of Investment Funds. As of each Valuation Date, the Funding Agency shall determine, in accordance with a method consistently followed and uniformly applied, the fair market value of each Investment Fund. During any period that all or a part of any Investment Fund is held under a contract, of a type sometimes referred to as a "guaranteed income contract", issued by an insurance company and invested by it and under which the insurance company pays a guaranteed minimum rate of return, and provided no event has occurred that would result in a payment by the insurance company under the contract at a discount from book value of the contract, the fair market value of the contract shall be deemed to equal its book value.
53
          PAGE 54
          SEC. 16.5 VALUATION OF ACCOUNTSec. 16.5 Valuation of Accounts. As of each Valuation Date, the value of each Participant's Predecessor Plan Account shall be adjusted to reflect the effect of income, realized and unrealized profits and losses, withdrawals, interfund transfers, and all other transactions since the immediately preceding Valuation Date, as follows:

   (a)The portion of the Account invested in a particular Investment Fund as of the preceding Valuation Date will be reduced to reflect the amount of any distributions that were made therefrom after the preceding Valuation Date.

   (b)The value of each such Account as determined in (a) shall be adjusted pro rata so that the total value of all such Accounts in the applicable Investment Fund equals the fair market value of the applicable Investment Fund as of the Valuation Date as determined by the Trustee.

   (c)Any transfers between Investment Funds pursuant to Sec. 16.3 shall then be made and Accounts adjusted or established accordingly.

          SEC. 16.6 IN SERVICE WITHDRAWALSec. 16.6 In Service Withdrawals. A Participant whose Termination of Employment has not yet occurred may request withdrawals from his or her Predecessor Plan Account pursuant to the rules of Sec. 9.3 as if the Participant's Predecessor Plan Account were a Before tax Account; provided, however, that sec. 9.3(a)(2) shall not apply. Instead, with respect to any hardship withdrawal from a Participant's Predecessor Plan Account, the amount of the withdrawal shall not exceed (i) the balance of the individual's accounts under the Predecessor Plan as of December 31, 1988 (or the balance of the Participant's Predecessor Plan Account under this Plan as of December 31, 1988 if the Account was established before 1989) plus the principal amount of any contributions made to the Predecessor Plan after 1988 which were subject to a cash or deferred election under Code section 401(k), minus (ii) the amount of any previous withdrawals or distributions from either the Predecessor Plan or the Predecessor Plan Account under this Plan.

          SEC. 16.7 DISTRIBUTIONSec. 16.7 Distributions. Each Participant's Predecessor Plan Account is fully vested and nonforfeitable. The balance in a Participant's Predecessor Plan Account shall be distributed following the Participant's Termination of Employment. Amounts remaining in a Participant's Predecessor Plan Account at the time of his or her death shall be distributed to the Participant's Beneficiary. Such distributions to a Participant or Beneficiary shall be made at the time and in the form the Participant elects, subject to the following:

   (a)Distributions may commence at any time after the Participant's Termination of Employment. Distribution shall be made by one or a combination of the following methods, as the Participant or Beneficiary may select:

       (1)Payment in a single sum.

       (2)Payment in a series of annual or more frequent
           installments.
54
          PAGE 55
       (3)Purchase of a non-transferable annuity providing benefits over the lifetime of the Participant or over the lifetime of the Participant and his spouse. However, this option is available only if the Predecessor Plan from which the Account is derived permitted purchase of a life annuity. Any such annuity is subject to the requirements of Sec. 16.8.

   (b)Unless the Participant elects otherwise, distributions must commence no later than the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or in which his Termination of Employment occurs, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the later of the aforesaid dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

   (c)For purposes of this Sec. 16.7, a Participant's
       "required beginning date" is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, subject to the following:

       (1)If the Participant attained age 70 1/2 before January 1, 1988 and is not a more than 5-percent owner, the Participant's required beginning date is April 1 of the calendar year following the later of
           (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which his or her Termination of Employment occurs.

       (2)If the Participant attained age 70 1/2 during 1988 and is not a more than 5-percent owner, the Participant's required beginning date is April 1, 1990.

       For purposes of this subsection, a "more than 5-percent owner" is a person who was a more than 5-percent owner of a Participating Employer (as defined in Code section
       416) at any time during the Plan Year ending with or within the calendar year in which he or she attained age 66 1/2 or any subsequent Plan Year.

   (d)Notwithstanding any provisions of the Plan to the contrary, a Participant's entire benefit must be distributed, or installments must commence, by the Participant's required beginning date unless the Participant's death occurs before that date.

       (1)Installments during the life of the Participant shall be paid no less rapidly than by reference to one of the following periods: (i) a period-certain not longer than the life expectancy of the Participant, or (ii) a period-certain not longer than the joint life and last survivor expectancy of the Participant and the designated Beneficiary.
55
          PAGE 56
       (2)Notwithstanding the foregoing, if the designated Beneficiary is not the Participant's spouse, installments during the life of the Participant shall be limited to the maximum period permitted under Proposed Treasury Regulation 1.401(a)(9)-2.

   (e) If the Participant dies after his or her required beginning date and after beginning to receive payments in installments over a period-certain pursuant to subsection (d), the remaining payments shall be made to the Beneficiary at least as rapidly as under the method of distribution selected by the Participant.

   (f) If the Participant dies before his or her required beginning date, the Participant's Predecessor Plan Account shall be distributed to the Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant's death, subject to the following:

       (1) Distributions to a designated Beneficiary may extend beyond five years from the death of the Participant if they are in the form of installment payments over a period-certain not exceeding the Beneficiary's life expectancy or payments under an annuity contract for the life of the Beneficiary, provided such payments begin not later than December 31 of the year following the year in which the Participant's death occurred.

       (2) If the designated Beneficiary under paragraph (1) is the surviving spouse of the Participant, payments pursuant to paragraph (1) may commence at any time on or before the later of (i) December 31 of the year in which the Participant would have reached age 70 1/2, or (ii) December 31 of the year following the year in which the Participant's death occurred.

       If a surviving spouse who is entitled to benefits under this subsection dies before distributions to the surviving spouse begin, this subsection (other than paragraph (2)) shall be applied as if the surviving spouse were the Participant, with the date of death of the surviving spouse being substituted for the date of death of the Participant.

   (g)If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

   (h)If distributions are made in installments, the amount to be distributed each calendar year, beginning with the first calendar year for which payments are required, must be at least equal to the quotient obtained by dividing the entire interest of the individual on the most recent Valuation Date preceding the calendar year (adjusted as may be required by Treasury regulations) by the lesser of (i) the number of years of life expectancy which remain,
57
          PAGE 58

      determined as provided in subsection (i), or (ii) in the case of distributions to a Participant with a designated Beneficiary other than the Participant's spouse, the applicable divisor prescribed in regulations under Code section 401(a)(9)(G) relating to incidental death benefits.

       (1)For purposes of determining the amount which must be distributed in any year, Excess Before Tax
           Contributions, excess contributions and Excess
           Deferrals distributed in accordance with Article V
           (including income on such amounts) shall be disregarded.

       (2)For purposes of this subsection, the first calendar year for which a distribution is required shall be determined as follows:

                         (A)  In the case of distributions to
               the Participant, the first calendar year for which a distribution is required is the year preceding the calendar year which contains the Participant's required beginning date.

                         (B)  In the case of distributions to a
               designated Beneficiary pursuant to subsection
               (f), the first calendar for which a distribution is required is the calendar year containing the latest date by which distribution must commence under subsection (f).

       (3)Any installment method under this section shall be selected by a written election filed with the Company by the person entitled to the distributions, which shall specify the method for determining life expectancies under subsection (i). The election shall be irrevocable after the date payments are required to commence under subsection (d) or (f), except that the individual entitled to payments may elect to receive a larger amount at any time.

   (i)For purposes of this section, life expectancies shall be determined by using the expected return multiples in Tables V and VI of Treasury Regulation 1.72-9, in accordance with regulations under Code section
       401(a)(9). Such determinations shall also be in accordance with the following:

       (1)For life expectancies determined for purposes of installment distributions to the Participant as of the required beginning date, life expectancies shall be calculated based on the Participant's (and the designated Beneficiary's) age as of the birthday in the calendar year preceding the calendar year in which falls the Participant's required beginning date. For purposes of calculating the minimum distribution for each succeeding calendar year, one of the following methods shall
58
          PAGE 59
          apply as selected by the Participant (or by the surviving spouse, where applicable):

           (A)If the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the designated Beneficiary who is a surviving spouse) is being recalculated pursuant to paragraph (4), then the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the surviving spouse) shall be recalculated using the Participant's (and the spouse's) actual age as of the Participant's birthday (and the spouse's birthday) in each succeeding calendar year.

           (B)If the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the designated Beneficiary) is not being recalculated, then the initial life expectancy (or joint life and last survivor expectancy) shall be reduced by one for each subsequent calendar year.

           (C)If a joint life and last survivor expectancy is being determined by recalculating one but not both of the joint lives, then the joint life and last survivor expectancy shall be recalculated using (i) the actual age of the individual whose life expectancy is being recalculated as of the individual's birthday in each succeeding calendar year and (ii) the adjusted age of the individual whose life expectancy is not being recalculated. For purposes of the preceding sentence, an individual's "adjusted age" is determined in accordance with regulations under Code section 401(a)(9).

       (2)For life expectancies determined for purposes of subsection (f), the designated Beneficiary's life expectancy shall be calculated based on the Beneficiary's age as of the birthday in the calendar year in which distributions are required to commence pursuant to subsection (f). For purposes of calculating the minimum distribution for each succeeding calendar year, one of the following methods shall apply:

           (A)If the designated Beneficiary is the
               Participant's surviving spouse, and the life expectancy is being recalculated pursuant to paragraph (4), then the surviving spouse's life expectancy shall be recalculated using the surviving spouse's actual age as of the surviving spouse's birthday in each succeeding calendar year.

           (B)If the designated Beneficiary's life expectancy is not being recalculated, then the initial life expectancy shall be reduced by one for each subsequent calendar year.
58
          PAGE 59
       (3)If the life expectancy of a Participant (or the Participant's spouse) is being recalculated pursuant to paragraph (4), the recalculated life expectancy of the Participant (or spouse) will be reduced to zero in the calendar year following the calendar year in which the person's death occurs.

       (4)The life expectancy of a Participant or the life expectancy of a designated Beneficiary who is the Participant's spouse, or both of their life expectancies, may be recalculated each year if so elected by the Participant (or spouse). Such election must be made no later than the time of the first required distribution under subsections (d) or
           (f). Such election shall be irrevocable after the date distributions must commence. If no election is made by that date, life expectancies will not be recalculated.

   (j)If benefits are to be distributed by purchase of an annuity, the issuer may be any company engaged in the business of writing annuity contracts. The annuity must provide for substantially non-increasing periodic payments over the life of the Participant, the joint lives of the Participant and the Participant's designated Beneficiary, or a fixed period no longer than the applicable life expectancy or joint life and last survivor expectancy allowed under subsection (d), (e) or
       (f). Life expectancies for this purpose shall be determined pursuant to subsection (i) at the time payments begin. Except as provided in subsection (a)(3) above, the annuity contract shall be endorsed to prohibit any optional settlement which provides for payment in any form of a life annuity or in any other form not permitted under subsection (a). In the case of any conflict between the provisions of any annuity contract and the provisions of the Plan, the provisions of the Plan shall control.

   (k)For purposes of this section, "designated Beneficiary" means any individual who is a Beneficiary pursuant to
       Article VIII.

   (l)Notwithstanding the foregoing, if the total value of all the Accounts under this Plan of a Participant (or a Beneficiary following the Participant's death) is $3,500 or less on the Valuation Date coincident with or immediately following the date the Participant's Termination of Employment or death occurs, a single-sum distribution shall be made to the Participant (or Beneficiary) as of the earliest date permitted by the Plan. However, this subsection shall not apply to a Participant if the total value of the Participant's Accounts exceeded $3,500 at the time any previous distribution was made to the Participant.

   (m)Notwithstanding any provision of the Plan to the
       contrary, distributions under this section shall be made
       in accordance with the requirements of Code section
       401(a)(9), including the incidental death benefit
       requirements of Code section 401(a)(9)(G) and the
       regulations thereunder.  No distribution option
       otherwise
59
          PAGE 60
      permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code section
       401(a)(9), including subparagraph (G) thereof.

   (n)Distributions from Predecessor Plan Accounts normally will be made in cash. However, because the Plan is a stock bonus plan, each Participant and Beneficiary has the right to direct that any distribution from his or her Predecessor Plan Account be made in the form of ADM Stock. If an individual makes such an election, the Trustee shall acquire sufficient ADM Stock to make the distribution in that form. Any brokerage fees paid to acquire such stock shall be charged to the Account. Distributions in the form of ADM Stock must be in amounts of at least 100 shares (or the remaining Account balance if less than 100 shares).

   (o)Distributions under this Article are subject to the provisions of sections 10.4 through 10.11.

          SEC. 16.8  SPECIAL REQUIREMENTS FOR MARRIED
PARTICIPANT ELECTING LIFE ANNUITY BENEFITec. 16.8 Special Requirements for Married Participant Electing Life Annuity Benefit. If a Participant has elected to receive a life annuity benefit and is married on the date benefit payments begin, then, notwithstanding such election, unless the Participant files a written election of a different form of payment within the 90-day period ending on the date as of which payments are to begin, the entire value of the Participant's Predecessor Plan Account shall be applied to purchase a qualified joint and survivor annuity. A "qualified joint and survivor annuity" is an annuity payable to the Participant for life with a survivor annuity for the remainder of the life of the Participant's surviving spouse in a monthly amount equal to 50% of the amount the Participant was receiving prior to his death. A Participant's election of a form of payment other than a qualified joint and survivor annuity under this subsection shall not be effective unless the Participant's spouse consents in writing to such election, and the consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public. Any consent of a spouse under this section shall be irrevocable. However, such consent shall not be required if the Participant establishes to the satisfaction of a representative of the Plan that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations.

          If a Participant has elected to receive a life annuity benefit, dies before benefit payments begin, and is married on the date of death, and if the Participant's Beneficiary is his or her surviving spouse, the benefit to which the spouse is entitled shall be applied to purchase an annuity for the life of the spouse, unless the spouse files a written election of some other form of payment after the Participant's death and prior to the due date of the first benefit payment to the spouse.

          For purposes of this section, a "life annuity benefit"
is any benefit payable under Sec. 16.7(a)(3).
60
          PAGE 61
                           SCHEDULE A

Participating Employers


The following are Participating Employers as of January 1, 1993:

   (1) Archer-Daniels-Midland Company, a Delaware corporation
   (2) ADM Milling Co., a Minnesota corporation
   (3) ADM Feed Corporation, a Delaware corporation
   (4) Gooch Foods, Inc., a Delaware corporation
   (5) V. LaRosa & Sons, Inc., a New York corporation
   (6) American River Transportation Co., a Delaware corporation
   (7) Tulane Fleeting, Inc. a Louisiana corporation
   (8) Supreme Sugar Company, Inc. a Louisiana corporation
   (9) ADM Leasco, Inc., a Delaware corporation
   (10)             ADM Transportation Company, a Delaware
       corporation
   (11)             ADM Trucking, Inc., a Delaware corporation
   (12)             The Columbian Peanut Company, a Virginia
       corporation
   (13)             Tabor Grain Co., a Nevada corporation
   (14)             Coeval, Inc., an Illinois corporation
   (15)             The Smoot Grain Company, Inc., a Kansas
       corporation
   (16)             Fleischmann-Kurth Malting Company, Inc., a
       Delaware corporation
   (17)             Ardanco, Inc., a Guam corporation
   (18)             ADM/Growmark River Systems, Inc., a Delaware
       corporation
   (19)             Hickory Point Bank & Trust, an Illinois
       Charter corporation
   (20)             Acme-Evans Company, an Indiana corporation
   (21)             ADM Investor Services, Inc. a Delaware
       corporation
   (22)             Collingwood Grain, Inc., a Kansas
       corporation
   (23)             Midwest Processing Company, a North Dakota
       corporation
   (24)             New Orleans Shipyard, Inc., a Louisiana
       corporation
   (25)             Reidy Terminal, Inc., a Missouri corporation
   (26)             Tabor Grain - Pakota, Inc., a Delaware
       corporation
   (27)             Valley Grain Products, Inc., a California
       corporation
   (28)             Terminal Stevedores, Inc., a Louisiana
       corporation.
   (29)             ADM Holdings, Inc., a Delaware corporation
   (30)ADM Mexico, Inc., a Delaware corporation
   (31)Colag, Inc., a Delaware corporation
61
          PAGE 62
                           SCHEDULE B

The following are Predecessor Employers with respect to which prior service is recognized for the group of employees described below who became employees of a Participating Employer as a result of the type of transaction described in the definition of a Predecessor Employer in the Plan. The name of the Predecessor Employer is listed in column (a). The effective date as of which the employer becomes a Predecessor Employer with respect to the specified group of employees is listed in column (b).
The locations at which the former employees of the Predecessor Employer must be employed as of the effective date in order to be within the group of employees with respect to which the Predecessor Employer is defined (and the group/location number) are listed in column (c).

     (a)                       (b)           (c)

(1)                          Dixie Portland Flour 1-20-90
Chicago (30-853)
   Mills, Inc.                            Arkansas City (30-847)

(2)                         Pfizer, Inc.   12-15-90
Southport, NC (10-789)

(3)        Dixie Portland Flour           3-1-91  Chattanooga
and
   Mills, Inc.                             Cleveland, TN
(30-909)

(4)    Proctor & Gamble Company           7-1-91  Fort Worth, TX
(10-138)
                                          Levelland, TX (10-314)
                                          Stamford, TX (10-402

(5)                    Dennis E. Roby & Associates,    7-1-91
Decatur - ADM Design
   Inc.                                    Services (10-047)

(6)  Valley Grain Products, Inc.          10-1-91 Henderson, KY
(N8-884)
                                          Madera, CA (N8-877)
                                          Madera Chip Mill
(N8-886)
                                          Muleshoe, TX (N8-879)
                                          Monrovia, CA (N8-888)

(7)                Garnac Grain           1-1-93  Beardstown, IL
(A2-Z54)
                                          Burlington, IA
(A2-Z52)
                                          Evansville, IN
(A2-Z57)
                                          Keithsburg, IL
(A2-Z41)
                                          Lake Village, AR
(A2-Z59)
                                          Macomb, IL (A2-Z59)
                                          Monroe City, IN
(A2-Z61)
                                          Newburgh, IN (A2-Z58)
                                          Orleans, IL (A2-Z58)
                                          San Diego, CA (A2-Z60)
                                          Winona, MN (A2-Z50)
                                          Winslow, IN (A2-Z56)

(8)                  Agri-Trans1-1-93        ARTCO - Agri-Trans
                                            (Supervisory
Personnel)
                                               (08-608)
62
          PAGE 63



                                                       3-25-93












                 ADM SAVINGS AND INVESTMENT PLAN

         [As Amended and Restated as of January 1, 1987 and in Effect on January 1, 1993]

63

          PAGE 64

                        TABLE OF CONTENTS


ARTICLE I      GENERAL
    Sec. 1.1  Name of Plan  1
    Sec. 1.2  Purpose  1
    Sec. 1.3  Effective Date  1
    Sec. 1.4  Company  1
    Sec. 1.5  Participating Employers  1
    Sec. 1.6  Construction and Applicable Law  1
    Sec. 1.7  Benefits Determined Under Provisions in Effect
              at Termination of Employment  1
    Sec. 1.8  Effective Date of Document  2
    Sec. 1.9  Transfers To and From ADM Savings and
              Investment Plan for Hourly Employees  2

ARTICLE II     MISCELLANEOUS DEFINITIONS
    Sec. 2.1  Account  3
    Sec. 2.2  Active Participant  3
    Sec. 2.3  ADM Stock  3
    Sec. 2.4  Affiliate  3
    Sec. 2.5  Before Tax Contributions  3
    Sec. 2.6  Beneficiary  3
    Sec. 2.7  Board  3
    Sec. 2.8  Certified Earnings  3
    Sec. 2.9  Code  4
    Sec. 2.10 Common Control  4
    Sec. 2.11 ERISA  4
    Sec. 2.12 Family Member  4
    Sec. 2.13 Fund  5
    Sec. 2.14 Funding Agency  5
    Sec. 2.15 Highly Compensated Employee  5
    Sec. 2.16 Leased Employee  6
    Sec. 2.17 Matching Contribution  7
    Sec. 2.18 Named Fiduciary  7
    Sec. 2.19 Non-Highly Compensated Employee  7
    Sec. 2.20 Normal Retirement Age  7
    Sec. 2.21 Participant  7
    Sec. 2.22 PLAN Year  7
    Sec. 2.23 Predecessor Employer  7
    Sec. 2.24 Qualified Employee  7
    Sec. 2.25 Successor Employer  8
    Sec. 2.26 Tax Credit Contribution  8
    Sec. 2.27 Top-Heavy Plan  8
    Sec. 2.28 Trustee  8
    Sec. 2.29 Valuation Date  8

ARTICLE III   SERVICE PROVISIONS
    Sec. 3.1  Employment Commencement Date  9
    Sec. 3.2  Termination of Employment  9
    Sec. 3.3  Hours of Service  9
    Sec. 3.4  Eligibility Computation Period 11
64
          PAGE 65
    Sec. 3.5  Year of Eligibility Service 11
    Sec. 3.6  1-Year Break In Service 11

ARTICLE IV    PLAN PARTICIPATION
    Sec. 4.1  Entry Date 13
    Sec. 4.2  Eligibility for Participation 13
    Sec. 4.3  Duration of Participation 14
    Sec. 4.4  Eligibility and Participation of U.S. Citizens
              Employed by Foreign Subsidiaries 14
    Sec. 4.5  No Guarantee of Employment 14

ARTICLE V      CONTRIBUTIONS
    Sec. 5.1  Before Tax Contributions 15
    Sec. 5.2  Matching Contributions 16
    Sec. 5.3  Before Tax and Matching Contributions Made as
              ADM Stock 17
    Sec. 5.4  Adjustment of Contributions Required by Code
              Section 401(k) 17
    Sec. 5.5  Distribution of Excess Deferrals 20
    Sec. 5.6  Adjustment of Contributions Required by Code
              Section 401(m) 21
    Sec. 5.7 Multiple Use of the Alternative Limitations 23 Sec. 5.8 Time of Contributions 24
    Sec. 5.9  Limitations on Contributions 24

ARTICLE VI    LIMITATION ON ALLOCATIONS
    Sec. 6.1  Limitation on Allocations 25

ARTICLE VII        INDIVIDUAL ACCOUNTS
    Sec. 7.1  Accounts for Participants 28
    Sec. 7.2  Investment of Accounts 28
    Sec. 7.3  Valuation of Accounts 28
    Sec. 7.4  Certificates 29
    Sec. 7.5  Voting and Other Rights Regarding ADM Stock 29
    Sec. 7.6  Tender or Exchange Offers Regarding ADM Stock
              30
    Sec. 7.7  Rollover Accounts 30
    Sec. 7.8  Transfer Accounts 31

ARTICLE VIII  DESIGNATION 0F BENEFICIARY
    Sec. 8.1  Persons Eligible to Designate 32
    Sec. 8.2  Special Requirements for Married Participants
              32
    Sec. 8.3  Form and Method of Designation 32
    Sec. 8.4  No Effective Designation 32
    Sec. 8.5  Successor Beneficiary 33
    Sec. 8.6  Insurance Contract 33

ARTICLE IX    BENEFIT REQUIREMENTS
    Sec. 9.1  Benefit on Termination of Employment 34
    Sec. 9.2  Death 34
    Sec. 9.3  Withdrawals Before Termination of Employment
              34
    Sec. 9.4  Distributions to Satisfy Diversification Rules
              36
65
          PAGE 66

ARTICLE X      DISTRIBUTION OF BENEFITS
    Sec. 10.1 Time and Method of Payment 38
    Sec. 10.2 Form of Distribution 39
    Sec. 10.3 Accounting Following Termination of Employment
              40
    Sec. 10.4 Reemployment 40
    Sec. 10.5 Source of Benefits 40
    Sec. 10.6 Incompetent Payee 40
    Sec. 10.7 Benefits May Not Be Assigned or Alienated 40
    Sec. 10.8 Payment of Taxes 40
    Sec. 10.9 Conditions Precedent 41
    Sec. 10.10     Company Directions to Trustee 41
    Sec. 10.11     Special Distribution Events 41

ARTICLE XI    FUND
    Sec. 11.1 Composition 42
    Sec. 11.2 Funding Agency 42
    Sec. 11.3 Compensation and Expenses of Trustee 42
    Sec. 11.4 Funding Policy 42
    Sec. 11.5 Share Registration 42
    Sec. 11.6 No Diversion 42

ARTICLE XII        ADMINISTRATION OF PLAN
    Sec. 12.1 Administration by Company 44
    Sec. 12.2 Certain Fiduciary Provisions 44
    Sec. 12.3 Discrimination Prohibited 45
    Sec. 12.4 Evidence 45
    Sec. 12.5 Correction of Errors 45
    Sec. 12.6 Records 45
    Sec. 12.7 General Fiduciary Standard 45
    Sec. 12.8 Prohibited Transactions 45
    Sec. 12.9 Claims Procedure 46
    Sec. 12.10     Bonding 46
    Sec. 12.11     Waiver of Notice 46
    Sec. 12.12     Agent For Legal Process 46
    Sec. 12.13     Indemnification 46

ARTICLE XIII  AMENDMENT, TERMINATION, MERGER
    Sec. 13.1 Amendment 47
    Sec. 13.2 Permanent Discontinuance of Contributions 47
    Sec. 13.3 Termination 47
    Sec. 13.4 Partial Termination 47
    Sec. 13.5 Merger, Consolidation, or Transfer of Plan
              Assets 48
    Sec. 13.6 Deferral of Distributions 48
    Sec. 13.7 Reorganizations of Participating Employers 48
    Sec. 13.8 Discontinuance of Joint Participation of a
              Participating Employer 48
    Sec. 13.9 Participating Employers Not Under Common
              Control 49
66
          PAGE 67
ARTICLE XIV   TOP-HEAVY PLAN PROVISIONS
    Sec. 14.1 Key Employee Defined 50
    Sec. 14.2 Determination of Top-Heavy Status 50
    Sec. 14.3 Minimum Contribution Requirement 52
    Sec. 14.4 Participation under Defined Benefit Plan and
              Defined 52
    Sec. 14.5 Definition of Employer 53
    Sec. 14.6 Exception For Collective Bargaining Unit 53

ARTICLE XV         MISCELLANEOUS PROVISIONS
    Sec. 15.1 Insurance Company Not Responsible for Validity
              of Plan 54
    Sec. 15.2 Headings 54
    Sec. 15.3 Capitalized Definitions 54
    Sec. 15.4 Gender 54
    Sec. 15.5 Use of Compounds of Word "Here" 54
    Sec. 15.6 Construed as a Whole 54

ARTICLE XVI   AMOUNTS TRANSFERRED FROM OTHER PLANS
    Sec. 16.1 Transfers from Other Plans 55
    Sec. 16.2 Predecessor Plan Accounts 55
    Sec. 16.3 Investment Funds 55
    Sec. 16.4 Valuation of Investment Funds 55
    Sec. 16.5 Valuation of Accounts 55
    Sec. 16.6 In Service Withdrawals 56
    Sec. 16.7 Distributions 56
    Sec. 16.8      Special Requirements for Married
              Participant Electing Life Annuity Benefit 61
67
          PAGE 68
                         FIRST AMENDMENT
                             TO THE
                 ADM SAVINGS AND INVESTMENT PLAN


The ADM Savings and Investment Plan is hereby amended effective
January 1, 1994, as follows:
                                I

Section 2.8 is amended by restating subsection (g) thereof to read as follows:

     (g) Certified Earnings of a Participant for any Plan Year shall not exceed $150,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury, subject to the provisions of Sec. 2.12(b) in the case of certain Family Members. The dollar increase in effect on January 1 of any calendar year shall apply to Plan Years beginning in that calendar year. If a Plan Year is shorter than 12 months, the limit under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.
                               II

Section 5.1 is amended by deleting the phrase "not less than two percent of Certified Earnings and" where it appears in subsection (a) thereof.

                               III

Section 5.4 is amended by restating paragraph (2) of subsection
(a) thereof to read as follows:

     (2) The Participant's Compensation with respect to the Plan Year. For purposes of this section, a Participant's "Compensation" for the Plan Year means compensation determined according to a definition selected by the Company for that year which satisfies the requirements of Code section 414(s). The same definition of compensation shall be used for all Participants for a particular Plan Year, but different definitions may be used for different Plan Years. Compensation shall be subject to the limit provided under Sec. 2.8(g).
                               IV

Section 9.3 is amended by restating paragraph (1)(A)(v) of subsection (a) thereof to read as follows:

     (v) Any other immediate and heavy financial need which the Company determines satisfies the requirements of Treasury Regulation 1.401(k)-1(d)(2), and which the Company describes in objective and nondiscriminatory terms set forth in a writing that is deemed to form a part of this Plan.
68
          PAGE 69
                                V

Section 10.7 is amended to read as follows:

             SEC. 10.7  BENEFITS MAY NOT BE ASSIGNED OR
   ALIENATED. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p). Any expenses relating to review or administration of a domestic relations order may be charged against the Accounts of the Participant and/or the alternate payee. Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an "alternate payee" pursuant to a qualified domestic relations order may receive a lump sum payment from the Plan as soon as administratively feasible after the Company determines that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a later time; provided, however, that if the order assigns an interest in a Predecessor Plan Account invested in an Investment Fund pursuant to Article XVI, payment may be delayed until after the Valuation Date coincident with or next following the date of the Company's determination with respect to the order.
69
      PAGE 70
                        SECOND AMENDMENT
                             TO THE
                 ADM SAVINGS AND INVESTMENT PLAN


The ADM Savings and Investment Plan (As Amended and Restated as of January 1, 1987, and in Effect on January 1, 1993) is hereby amended as follows:

                                I

Section 1.5 is amended effective January 1, 1994, by restating the final sentence thereof to read as follows:

       The Company shall maintain a "List of Participating Employers" for the Plan indicating the date on which an employer becomes a Participating Employer and the date on which an employer ceases to be a Participating Employer.


                               II

Section 1.6 is amended effective January 1, 1989, by restating the second sentence thereof to read as follows, and is further amended effective January 1, 1994, by substituting "Central District" for "Southern District" when the latter appears therein:

       The portion of the Plan consisting of Tax Credit
       Accounts is also intended to meet the requirements for a tax credit employee stock ownership plan under section
       409 of the Code.


                               III

Section 1.9 is deleted effective January 1, 1995.

                               IV

Section 2.23 is amended effective January 1, 1994, to read as follows:

        SEC. 2.23 PREDECESSOR EMPLOYER. A "Predecessor Employer" is any corporation, partnership, firm, or individual, an integral portion of whose assets and business has been acquired by a Participating Employer or from whose employment an integral group or unit of employees has been transferred to employment by a Participating Employer and service for which the Company grants credit for eligibility purposes under this Plan. Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury. The Company shall maintain a "List of Predecessor Employers" for the Plan, indicating the date on which the employer becomes a Predecessor Employer and the group or unit of employees with respect to which the employer is a Predecessor Employer. Prior service credit shall be granted in a manner that does not produce discrimination in favor of Highly Compensated Employees.
70
     PAGE 71
                                V

Section 3.2 is amended effective January 1, 1989, by restating the final sentence thereof to read as follows:

            Notwithstanding the foregoing, a Termination of Employment shall be deemed not to have occurred for purposes of entitling a Participant to a distribution if the Participant has not had a "separation from service" or "disability" as defined in applicable regulations (although a distribution may be permitted under Sec. 10.11).

                               VI

Section 4.2 is amended effective January 1, 1995, by restating paragraph (2) of subsection (a) to read as follows, and by deleting subsection (e):

          (2)  The employee has completed one Year of
               Eligibility Service during an Eligibility
               Computation Period that ended prior to the Entry
               Date.


                               VII

Section 4.4 is amended effective January 1, 1995, to read as follows:

             SEC. 4.4 PARTICIPATION OF U.S. CITIZENS EMPLOYED BY FOREIGN SUBSIDIARIES. A citizen or resident of the United States who is employed by an eligible foreign subsidiary (as defined below) of a Participating Employer shall be treated as an employee of that Participating Employer for the period of his/her employment with the eligible foreign subsidiary if (i) the Participating Employer has entered into an agreement under Code section 3121(l) that applies to the eligible foreign subsidiary, and
   (ii) the employee does not receive contributions under any funded plan of deferred compensation with respect to remuneration received from the eligible foreign subsidiary. For purposes of this section, an "eligible foreign subsidiary" is any corporation organized outside of the United States, its territories or the District of Columbia 10% or more of the voting stock of which is owned by the Participating Employer. If this section applies to an employee, his/her compensation for purposes of the Plan shall be determined under Code section 406(b).


                              VIII

Section 5.2 is amended effective January 1, 1995, to read as follows:

             SEC. 5.2  MATCHING CONTRIBUTIONS.  The
   Participating Employers shall make a Matching Contribution for each month determined under the following schedule based on the Participant's Before Tax Contributions for that
   month:
71
       PAGE 72

        For Before Tax ContributionsThe Matching Contribution wi ll
         representing the following be the following percent of percentage of the Participant'sthe Participant's Before T ax
      Certified Earnings for the monthContributions in this br acket

                The first 2%                    100%
                The next 4%                     50%
                  Above 6%                      None

   No Matching Contributions shall be made on any Before Tax Contributions returned to the Participant under Sec. 5.4,
   5.5 or 5.7. Any Matching Contributions made before the return of such Before Tax Contributions shall be forfeited and shall be applied as a credit against future Matching Contributions.

                               IX

Section 5.3 is amended effective April 1, 1994, by restating subsection (a) to read as follows:

       (a)The number of shares of ADM Stock contributed to the Fund for a given month shall be determined by dividing the dollar amount of the Before Tax and Matching Contributions for such month for all Participants by the closing price of a share of ADM Stock on the New York Stock Exchange for the business day immediately preceding the day the Company directs its transfer agent to issue shares to the Fund (as reported in The Wall Street Journal published for the next following business day).

                                X

Section 5.3 is amended effective January 1, 1995, to read as follows:

             SEC. 5.3 FORM OF CONTRIBUTION. Before Tax and Matching Contributions shall be paid to the Fund as soon as practicable following the close of each month in cash or shares of ADM Stock, as determined at the sole discretion of the Company. If paid in shares of ADM Stock, such shares shall be valued at the closing price of a share of ADM Stock on the New York Stock Exchange for the business day immediately preceding the day the Company directs its transfer agent to issue such shares to the Fund (as reported in The Wall Street Journal published for the next following business day).

                               XI

Section 6.1 is amended effective January 1, 1995, by restating paragraph (1) of subsection (a) thereof to read as follows:

          (1)  $30,000 (or such greater or lesser amount as is
               in effect under Code section 415(c)(1)(A) for
               such Plan Year).
72
     PAGE 73
                               XII

Section 7.1 is amended effective January 1, 1995, by deleting subsection (e) thereof and by relettering the following subsection accordingly.


                              XIII

Section 7.2 is amended effective January 1, 1995, to read as follows:

             SEC. 7.2 INVESTMENT OF ACCOUNTS. Accounts shall be invested in shares of ADM Stock; except that, cash contributions, cash dividends, cash repayments on a participant loan and other cash amounts received by the Fund may be held in cash or short term investments pending investment in shares of ADM Stock, all or a portion of an Account may be invested in a participant loan to the extent so provided in the participant loan program, and Predecessor Plan Accounts shall be invested in accordance with Article XVI.


                               XIV

Section 7.3 is amended effective January 1, 1995, to read as follows:

             SEC. 7.3 VALUATION OF ACCOUNTS. Accounts (other than Predecessor Plan Accounts) shall be adjusted to reflect contributions, distributions, dividends and other income, and all other transactions as follows:

          (a)  VALUATION DATE ADJUSTMENTS.  As of each Valuation
               Date, the following adjustments shall be made to reflect transactions during the period since the immediately preceding Valuation Date:

               (1)  DISTRIBUTIONS.  All distributions paid
                    during such period shall be subtracted from the stock or cash balance of the Account, as appropriate.

               (2) ISSUANCE OF LOANS. All shares of ADM Stock sold during such period to allow for a participant loan from an Account shall be subtracted from the stock balance of the Account and the cash proceeds of such sale shall be added to the cash balance of the Account to be reflected as a loan to the Participant.
73
     PAGE 74
               (3) CASH DIVIDENDS. All shares of ADM Stock purchased with cash dividends received during such period (plus the income, if any, from the short-term investment of such dividends) shall be allocated among the Accounts and the number of shares allocated to each shall be added to the stock balance of the Account. The number of shares allocated to each Account shall be determined by multiplying the number of shares to be allocated under this paragraph by a fraction, the numerator of which is the number of shares of ADM Stock allocated to the Account as of the immediately preceding Valuation Date reduced by the number of such shares distributed during the period or sold during the period to allow for a cash distribution or participant loan, and the denominator of which is the total number of shares of ADM Stock allocated to all Accounts as of the immediately preceding Valuation Date reduced by the number of such shares distributed during the period or sold during the period to allow for a cash distribution or participant loan.

                (4) CONTRIBUTIONS.  All shares of ADM Stock
                    received as a contribution for such period and all shares of ADM Stock purchased with cash contributions received for such period (plus the income, if any, from the short-term investment of such cash contributions) shall be allocated among the Before Tax Accounts and Matching Accounts, and the number of shares allocated to each Account shall be added to the stock balance of the Account. The number of shares allocated to the Before-Tax Account or Matching Account of a Participant, as appropriate, shall be determined by multiplying the number of shares to be allocated under this paragraph by a fraction, the numerator of which is the Before-Tax Contributions or Matching Contributions, as appropriate, of the Participant for such period, and the denominator of which is the total of the Before-Tax Contributions and Matching Contributions of all Participants for such period.

               (5) LOAN REPAYMENTS. All principal payments on a participant loan shall be subtracted from the cash balance of the Account from which the loan was drawn. All shares of ADM Stock purchased with principal and interest payments received during such period on participant loans (plus the income, if any, from the short-term investment of such payments) shall be allocated among the Accounts and the number of shares allocated to each shall be added to the stock balance of the Account. The number of shares allocated to an Account shall be determined by multiplying the number of shares to be allocated under this paragraph by a fraction, the numerator of which is the dollar amount of the payments received during such period on a participant loan drawn from that Account and the denominator of which is the dollar amount of all principal and interest payments received during such period on participant loans.

               (6) EXPENSES. All expenses paid during such period from an Account shall be subtracted from the balance of the Account.

     (b) OTHER ADJUSTMENTS. As of the record date of any stock dividend, stock split or reverse stock split, the number of shares of ADM Stock credited to an Account shall be adjusted as appropriate to reflect such stock dividend, stock split or reverse stock split. As of the date of any distribution from an Account against which a participant loan is to be offset, all interest accrued but unpaid on such participant loan shall be added to the cash balance of the Account.

   Predecessor Plan Accounts shall be adjusted as of each
   Valuation Date as provided in Article XVI.
74
     PAGE 75
                               XV

Section 7.7 is amended effective January 1, 1995, by restating the last sentence of subsection (a) thereof to read as follows:

       The plans from which a Rollover Contribution has been allowed as of January 1, 1995, are the Dennis E. Roby &
       Associates, Inc. Thrift and Savings Plan and the
       Employees' Stock Bonus Plan of Valley Grain Products,
       Inc.

                               XVI

Section 7.8 is amended effective January 1, 1995, to read as follows:

             SEC. 7.8 TRANSFERS TO/FROM HOURLY PLAN. If a Participant transfers into a class of employment such that he or she becomes a participant in the ADM Savings and Investment Plan for Hourly Employees ("Hourly Plan"), his or her Accounts under this Plan shall be transferred to the Hourly Plan, to be administered and paid thereunder. If a participant in the Hourly Plan transfers into a class of employment such that he or she becomes a Participant in this Plan, this Plan shall accept a transfer of his or her Accounts from the Hourly Plan, and each such Account shall be added to the corresponding Account under this Plan.

                              XVII

Sections 9.1 and 9.2 are amended effective January 1, 1995, to read as follows:

             SEC. 9.1  BENEFIT ON TERMINATION OF EMPLOYMENT.
   If a Participant's Termination of Employment occurs for any reason other than death, the Participant shall be fully vested and shall be entitled to a benefit equal to the number of shares of ADM Stock credited to his/her Accounts as of the date of distribution, plus the cash balance of his/her Accounts (including Predecessor Plan Accounts) as of the Valuation Date immediately preceding the date of distribution. The benefit shall be paid at the time and in the manner determined under Article X.

             SEC. 9.2 DEATH. If a Participant's Termination of Employment occurs as a result of death (or if the Participant's death occurs after his/her Termination of Employment but before distribution of his/her benefit), the Participant's Beneficiary shall be entitled to a benefit equal to the number of shares of ADM Stock credited to his/her Accounts as of the date of distribution, plus the cash balance of his/her Accounts (including Predecessor Plan Accounts) as of the Valuation Date immediately preceding the date of distribution. The benefit shall be paid at the time and in the manner determined under Article X.
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                              XVIII

Section 9.3 is amended effective January 1, 1995, by restating paragraph (1)(A)(iii) of subsection (a) to read as follows:

          (iii) Payment of tuition, related educational fees and room and board expenses for the next semester or quarter of post-secondary education for the Participant or the spouse, child, or dependent of the Participant.

                               XIX

Section 9.3 is amended effective January 1, 1995, by deleting the phrase "(including shares attributable to dividends on such contributions)" where such phrase appears in subsection (c), and by deleting subsection (d) and relettering the following subsections accordingly.

                               XX

Section 9.4 is amended effective January 1, 1995, by deleting subsection (e).
                               XXI

Section 10.1 is amended effective January 1, 1995, to apply with respect to any distributions made on or after such date
(regardless of when termination of employment occurred) to read as follows:

             SEC. 10.1  TIME AND METHOD OF
   PAYMENTec. 10.1 Time and Method of Payment. The benefit to which a Participant or Beneficiary becomes entitled under
   Article IX shall be paid as follows:

          (a)  TIME OF PAYMENT.
               (1) NORMAL PAYMENT DATE. Payments shall be made or commence as soon as administratively practicable after the Participant (or his/her Beneficiary in the event of death) files a request for distribution with the Company, but not before the end of the calendar quarter in which the Participant's Termination of Employment occurs.

               (2) LATEST PAYMENT DATE. Payments shall be made or commence to a Participant not later than the 60th day after the close of the Plan Year in which he/she reaches Normal Retirement Age or in which his/her Termination of Employment occurs, whichever is later, unless the Participant elects to defer payment (and for this purpose, the failure to request payment shall be deemed to be an election to defer payment). In any event, payments shall be made or commence to a Participant not later than the April 1 of the calendar year following the calendar year in which he/she attains age 70 1/2.
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     PAGE 77
          (b)  METHOD OF PAYMENT.

               (1)  PAYMENTS TO PARTICIPANT.  Payment to a
                    Participant shall be in the following form:

                    (A)  RETIREMENTS.  If the Participant's
                         Termination of Employment is a Normal
                         Retirement or an Early Retirement under
                         the ADM Retirement Plan (or if the
                         Participant is receiving disability
                         payments under the ADM Long-Term
                         Disability Plan), payment shall be made
                         in either of the following forms at the
                         election of the Participant:

                         (i)  A single-sum distribution of the
                              full benefit payable to the
                              Participant, or

                         (ii) Partial distributions each of
                              which consists of not less than
                              100 shares of ADM stock (or the
                              cash equivalent thereof) or such
                              other minimum amount as may be
                              necessary to comply with the
                              minimum distribution rules
                              described in subsection (c) below.

                         If a Participant has not received a
                         distribution of his/her full benefit
                         prior to the April 1 of the calendar
                         year following the calendar year in
                         which he/she attains age 70 1/2, then
                         partial distributions shall be made as
                         necessary to comply with the minimum
                         distribution rules described in
                         subsection (c) below.

               (B) VESTED TERMINATIONS. If the Participant's Termination of Employment is neither a Normal Retirement nor an Early Retirement under the ADM Retirement Plan (and the Participant is not receiving disability payments under the ADM Long-Term Disability
                    Plan), payment to the Participant shall be in the form of a single-sum distribution of the full benefit payable to the Participant (partial distributions are not permitted). Such payment shall be made not later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

          (2)  PAYMENTS TO BENEFICIARY.  Payment to a
               Beneficiary shall be in either of the following forms at the election of the Beneficiary:
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     PAGE 78
               (A)  A single-sum distribution of the full
                    benefit payable to the Beneficiary, or

               (B) Partial distributions each of which consists of not less than 100 shares of ADM stock (or the cash equivalent thereof) or such other minimum amount as may be necessary to comply with the minimum distribution rules described in subsection (c) below.

                    In any event, payment of the full benefit payable to a Beneficiary shall be made not later than the December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (c) MINIMUM DISTRIBUTION RULES. Notwithstanding any contrary provision of the Plan, payments shall be made as necessary to comply with the minimum distribution rules of Code section 401(a)(9) (including the incidental death benefit rules of Code section 401(a)(9)(G)) and the regulations thereunder. The following rules shall apply:

          (1) The full benefit payable to a Participant shall be distributed (or minimum distributions shall commence) by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 unless he/she dies prior to such date.

          (2) Minimum distributions during the life of the Participant shall be paid no less rapidly than by reference to a period-certain equal to the joint life and last survivor expectancy of the Participant and his/her Beneficiary. However, if the Beneficiary is not the Participant's spouse, minimum distributions during the life of the Participant shall be paid no less rapidly than by reference to the maximum period permitted under the incidental death benefit rules of Code section 401(a)(9)(G).

          (3) If a Participant dies on or after the April 1 of the calendar year following the calendar year in which he/she attains age 70 1/2, minimum distributions after the death of the Participant shall be made to his/her Beneficiary at least as rapidly as under the minimum distribution method being used prior to death. In addition, the Participant's entire remaining benefit shall be distributed to his/her Beneficiary not later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.
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     PAGE 79
          (4) If a Participant dies before the April 1 of the calendar year following the calendar year in which he/she attains age 70 1/2, his/her entire remaining benefit shall be distributed to his/her Beneficiary not later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (5) The minimum distribution for each calendar year for which a minimum distribution is required shall be equal to the quotient obtained by dividing the entire balance of the Participant's Accounts as of the most recent Valuation Date preceding the calendar year (as adjusted as may be required by Treasury regulations) by the lesser of (i) the number of years of life expectancy that remain, or (ii) in the case of distributions to a Participant with a Beneficiary other than his or her spouse, the applicable divisor prescribed in regulations under the incidental death benefit rules of Code section 401(a)(9)(G). For purposes of determining the amount which must be distributed in any year, Excess Salary Reduction Contributions, Excess Aggregate Contributions and Excess Deferrals distributed in accordance with Article V (including income on such amounts) shall be disregarded.

          (7)  For purposes of calculating minimum
               distributions, life expectancies shall be determined by using the expected return multiples in Tables V and VI of Treas. Reg. 1.72-9, in accordance with regulations under Code section 401(a)(9). Life expectancies shall be calculated based on the Participant's (and the Beneficiary's) age as of the birthday in the calendar year in which the Participant attains
               70 1/2. For purposes of calculating the minimum distribution for each succeeding calendar year, the initial life expectancy (or joint life and last survivor expectancy) shall be reduced by one for each subsequent calendar year.

     (d) CASH-OUT OF SMALL BENEFITS. Notwithstanding the above, if the aggregate value of a Participant's Accounts is $3,500 or less as of the last day of the calendar quarter in which his/her Termination of Employment or death occurs, a single-sum distribution shall be made to the Participant (or his/her Beneficiary in the event of death) as soon as administratively practicable thereafter. The preceding sentence shall not apply, however, if the aggregate value of the Participant's Accounts exceeded $3,500 immediately prior to any previous distribution to the Participant.
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     PAGE 80
     (e) MULTIPLE BENEFICIARIES. If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each shall be segregated into a separate Account for purposes of applying this Section (other than subsection (d)).

                              XXII

Section 10.2 is amended effective January 1, 1995, to apply with respect to any distributions made on or after such date
(regardless of when termination of employment occurred) to read as follows:

             SEC. 10.2 FORM OF DISTRIBUTIONec. 10.2  Form of
   Distribution. Distributions shall be made in accordance with the following:

     (a) Distributions under Sec. 9.1, 9.2, 9.3, 10.11 or 16.6 shall be made in the following form at the election of the recipient:

          (1)  Fully in cash.

          (2) Fully in whole shares of ADM Stock with any fractional share in cash.

          (3)  Partly in cash and partly in whole shares of ADM
               Stock.

               Any distribution that is required even in the absence of an affirmative election by the recipient shall be made fully in whole shares of ADM Stock with any fractional share in cash if the recipient does not timely file an affirmative election to the contrary.

     (b)  Distributions under Sec. 5.4, 5.5, 5.6, 5.7, 6.1 or
          9.4 shall be in cash.

     (c) Distributions to a Participant, to the surviving spouse of a deceased Participant, or to an alternate payee under a qualified domestic relations order (as defined in Code section 414(p)) who is the spouse or former spouse of a Participant may be in the form of a direct rollover for the benefit of the recipient to an individual retirement account or annuity described in Code section 408 or, except in the case of a recipient who is the surviving spouse of a deceased Participant, to another qualified plan described in Code section 401(a). However, no such direct rollover shall be allowed if the distribution is part of a series of installments payable over a period of ten years or more, or if the distribution is required under Code section 401(a)(9). The recipient shall provide the Trustee with the information necessary to accomplish the direct rollover in such form as the Company or the Trustee may require. Direct rollovers made in accordance with such instructions shall constitute full settlement of the Plan's liability with respect to the amount rolled over, and the Plan, the Trustee, and the Company shall have no further liability with respect to such amounts. Transfers under this subsection shall be made in accordance with Code section 401(a)(31) and the regulations thereunder.
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     PAGE 81
     Any distribution in cash (other than a distribution of cash in lieu of a fractional share) shall be reduced to reflect any broker fees incurred on the sale of ADM Stock.

                              XXIII

Section 10.3 is amended effective January 1, 1995, to read as follows:

             SEC. 10.3 ACCOUNTING FOLLOWING TERMINATION OF EMPLOYMENT. If distribution of all or any part of an Account is deferred or delayed for any reason, the Account shall continue to be revalued in accordance with the terms of the Plan. Distribution of such Account shall be made as soon as administratively practicable following the end of the calendar quarter in which the Participant (or his/her Beneficiary in the event of death) files the distribution request with the Company.

                              XXIV

Section 10.7 is amended effective January 1, 1995, by deleting the third sentence thereof.
                               XXV

Sections 10.12 and 10.13 are added effective January 1, 1995, to read as follows:

             SEC. 10.12     DELAY OF DISTRIBUTION IN EVENT OF
   STOCK DIVIDEND OR SPLIT. No distribution shall be made between the record date and the ex-date of any stock dividend, stock split or reverse stock split if the ex-date is after the record date.

             SEC. 10.13     PARTICIPANT LOAN PROGRAM.  The
   Company may establish a participant loan program in accordance with ERISA section 408(b)(1), the terms and conditions of which shall be determined by the Company and set forth in written rules and regulations. The rules and regulations shall apply on a uniform basis to all Participants, and shall not allow for deemed distributions upon default of a loan prior to the date distributions are permitted under Sec. 9.1, 9.2, 9.3, or 10.11.

                              XXVI

Section 11.7 is added effective January 1, 1995, to read as follows:

             SEC. 11.7 CONVERSION OF ADM STOCK TO CASH. If it is necessary to convert shares of ADM Stock held in the Fund to cash to provide for a distribution or participant loan, or for any other reason required under the Plan, conversion may be made by exchanging such shares for cash (if any) then held in the Fund and credited to Accounts (other than Predecessor Plan Accounts), or by selling such shares on the open market or to the Company. If shares are exchanged for cash then held in the Fund or sold to the Company, the exchange or sale shall be made at the closing price of a share of ADM Stock on the New York Stock Exchange for the business day immediately preceding the transaction (as reported in The Wall Street Journal published for the next following business day).
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     PAGE 82
                              XXVII

Section 13.1 is amended effective January 1, 1994, to read as follows:

             SEC. 13.1 AMENDMENT. The Company may amend the Plan at any time and from time to time by action of the Board or by written action of a person to whom, or committee to which, amendment authority has been delegated by the Board. No action by a person or committee with amendment authority shall constitute an amendment to the Plan unless the action is in writing and the writing specifically states that it is an amendment to the Plan. No amendment shall have the effect of changing the rights, duties and liabilities of any Funding Agency without its written consent. Also, no amendment shall cause a decrease in any accrued benefit or the elimination of any optional form of benefit except to the extent permitted under Code section 411(d)(6).

                             XXVIII

Section 16.1 is amended effective January 1, 1995, to read as follows:

             SEC. 16.1 TRANSFERS FROM OTHER PLANS. The Company may from time to time arrange for the merger of another qualified defined contribution plan (referred to as a "Predecessor Plan") with and into this Plan. Account balances transferred from a Predecessor Plan to this Plan (referred to as a "Predecessor Plan Account") shall be administered pursuant to this Article. A person whose account balance is transferred from a Predecessor Plan to this Plan shall not be eligible to make contributions under this Plan until he/she has become a Participant in accordance with Article IV.

                              XXIX

Section 16.6 is amended effective January 1, 1995, to read as follows, and Section 16.7 is deleted effective January 1, 1995, and Section 16.8 is renumbered as 16.7 and references thereto are renumbered accordingly:

             SEC. 16.6 OPTIONAL FORMS OF DISTRIBUTIONS. All optional forms of distribution available under the Predecessor Plan shall be available under this Plan for a Predecessor Plan Account; except that, any hardship standards on distribution shall be as specified in this Plan. All distribution options available under this plan for an Account shall also be available for any subaccount within a Predecessor Plan Account that holds contributions of the same type.

                               XXX

Section 16.7 (as renumbered above) is amended effective January
1, 1995, by restating the last paragraph thereof to read as follows:

             For purposes of this section, a "life annuity
   benefit" is any optional form of distribution available for a Predecessor Plan Account in the form of an annuity for the life of the Participant.
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          PAGE 83
                              XXXI

Schedule A is deleted effective January 1, 1994.


                              XXXII

Schedule B is deleted effective January 1, 1994.
83